EXHIBIT 10-D
------------
(Carlyle - XVII)


                 PALM DESERT OPTION AGREEMENT
                 ----------------------------



                            between



                  CARLYLE/PALM DESERT, INC.,
                              and
         CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XVI,
                              and
         CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XVII,

                           as SELLER


                              and


                    HAHN/PALM DESERT, INC.,
                              and
                   TRIZECHAHN CENTERS INC.,

                           as BUYER



                          relating to



                JMB/HAHN PDTC ASSOCIATES, L.P.,
               a California limited partnership






                EFFECTIVE AS OF JANUARY 1, 1998

             [FINAL VERSION DATED MARCH 11, 1998]

TABLE OF CONTENTS
-----------------

Section                                                   Page

Recitals . . . . . . . . . . . . . . . . . . . . . . . . .   1
     A.   PARTNERSHIP. . . . . . . . . . . . . . . . . . .   1
     B.   PROPERTY . . . . . . . . . . . . . . . . . . . .   1
     C.   REDEVELOPMENT OPPORTUNITIES. . . . . . . . . . .   1
     D.   PURPOSE. . . . . . . . . . . . . . . . . . . . .   1

AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . .   2

1.   CREATION OF OPTION. . . . . . . . . . . . . . . . . .   2
     1.1  GRANT. . . . . . . . . . . . . . . . . . . . . .   2
     1.2  TERM . . . . . . . . . . . . . . . . . . . . . .   2
     1.3  OPTION CONSIDERATION . . . . . . . . . . . . . .   2
     1.4  MEMORANDUM OF OPTION . . . . . . . . . . . . . .   2

2.   CONDUCT DURING TERM OF OPTION . . . . . . . . . . . .   3
     2.1  MANAGEMENT AND ENTRY . . . . . . . . . . . . . .   3
     2.2  RIGHTS TO DOCUMENTS. . . . . . . . . . . . . . .   3
     2.3  RIGHT TO MEET WITH OTHERS. . . . . . . . . . . .   4
     2.4  RIGHT TO SEPARATELY CONTRACT WITH OTHERS . . . .   4
     2.5  CONDUCT OF REVIEWS . . . . . . . . . . . . . . .   5
     2.6  OPERATION OF PARTNERSHIP . . . . . . . . . . . .   5
     2.7  OBLIGATIONS FOR NEGATIVE CASH FLOW . . . . . . .   6
     2.8  TERMINATION OBLIGATIONS. . . . . . . . . . . . .   8
     2.9  PUBLICITY AND CONFIDENTIALITY. . . . . . . . . .   8

3.   EXERCISE, EXPIRATION OR TERMINATION . . . . . . . . .   8
     3.1  EXERCISE OF OPTION . . . . . . . . . . . . . . .   8
     3.2  CONDITION OF TITLE . . . . . . . . . . . . . . .   9
     3.3  EXPIRATION OR TERMINATION. . . . . . . . . . . .   9
     3.4  ASSET PURCHASE RIGHTS. . . . . . . . . . . . . .   9

4.   MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . .   9
     4.1  ASSIGNMENT . . . . . . . . . . . . . . . . . . .   9
     4.2  REPRESENTATIONS AND WARRANTIES . . . . . . . . .   9
     4.3  NOTICE AND CURE RIGHTS . . . . . . . . . . . . .   9
     4.4  REFRAINING FROM LEGAL PROCEEDINGS. . . . . . . .  10
     4.5  AMENDMENT, MODIFICATION AND WAIVER . . . . . . .  10
     4.6  PARTIAL INVALIDITY . . . . . . . . . . . . . . .  10
     4.7  NO THIRD PARTY BENEFICIARY . . . . . . . . . . .  10
     4.8  NOTICES. . . . . . . . . . . . . . . . . . . . .  11
     4.9  TIME OF ESSENCE. . . . . . . . . . . . . . . . .  11
     4.10  GOVERNING LAW . . . . . . . . . . . . . . . . .  11
     4.11  REMEDIES. . . . . . . . . . . . . . . . . . . .  11
     4.12  ATTORNEYS' FEES . . . . . . . . . . . . . . . .  11
     4.13  EXPENSES OF PARTIES . . . . . . . . . . . . . .  11
     4.14  FURTHER ASSURANCES. . . . . . . . . . . . . . .  11
     4.15  HEADINGS. . . . . . . . . . . . . . . . . . . .  11
     4.16  GENDER. . . . . . . . . . . . . . . . . . . . .  12
     4.17  FAIR MEANING. . . . . . . . . . . . . . . . . .  12
     4.18  BINDING EFFECT. . . . . . . . . . . . . . . . .  12
     4.19  COUNTERPARTS AND FACSIMILES . . . . . . . . . .  12
     4.20  ENTIRE AGREEMENT. . . . . . . . . . . . . . . .  12
     4.21  LIMITATION ON LIABILITY; SURVIVAL OF CLAIMS . .  12


TABLE OF EXHIBITS
-----------------

     A.   Purchase Agreement
     B.   Memorandum of Option Agreement
     C.   Quitclaim Deed Terminating Option

PALM DESERT OPTION AGREEMENT
----------------------------


     THIS PALM DESERT OPTION AGREEMENT (the "Option Agreement") is made and entered into on March 11, 1998 (the "Execution Date"), effective as of January 1, 1998 (the "Effective Date"), by the following parties, hereinafter referred to as the "JMB Group" or "Seller":

          CARLYLE/PALM DESERT, INC., an Illinois corporation ("Managing
Partner");

          CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XVI, an Illinois limited partnership ("Carlyle A"); and

          CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XVII, an Illinois limited partnership ("Carlyle B");

and also by the following parties, hereinafter referred to as the "TrizecHahn Group" or "Buyer":

          HAHN/PALM DESERT, INC., a California corporation
("Co-Partner"); and

          TRIZECHAHN CENTERS INC., a California corporation, formerly known as ERNEST W. HAHN, INC., a California corporation ("TrizecHahnco").



Recitals
--------

     A. PARTNERSHIP. The JMB Group and TrizecHahn Group together constitute all of the partners in JMB/Hahn PDTC Associates, L.P., a California limited partnership (the "Partnership"). The Partnership was formed by an Agreement of Limited Partnership made and entered into as of December 23, 1988 (the "Partnership Agreement"). The Partnership Agreement is in full force and effect and has not been amended. The defined terms in the Partnership Agreement are incorporated herein by reference. Managing Partner and Co-Partner are the General Partners of the Partnership.
Carlyle A, Carlyle B and TrizecHahnco (the latter referred to in the Partnership Agreement as "Hahnco") are the Limited Partners of the Partnership.

     B. PROPERTY. The principal asset of the Partnership is the Property, as defined in the Partnership Agreement. It consists of certain real and personal property in Riverside, California, which, together with certain parcels owned by department stores, is commonly known as "Palm Desert Town Center."

     C. REDEVELOPMENT OPPORTUNITIES. During the term of this Option Agreement, Buyer intends to review opportunities to redevelop and refinance the Property. In the course of that effort, Buyer expects to discuss matters respecting the Property with governmental agencies, tenants, lenders and other persons or entities with whom the Partnership or others have contractual arrangements, or prospective contractual arrangements, relating to the Property. The parties wish to set forth the parameters for any such dealings.

     D. PURPOSE. Buyer desires to acquire the exclusive right to purchase all, and not less than all, of the JMB Group's interests in the Partnership, consisting of all of Managing Partner's general partnership interests in the Partnership, and all of Carlyle A's and Carlyle B's limited partnership interests in the Partnership, including, without limitation, all of the JMB Group's interests in capital, profits, liquidation proceeds, distributions and all other rights and interests under the Partnership Agreement or relating to the Partnership (collectively, "Seller's Partnership Interests"), without becoming obligated to purchase them, at an agreed price and under specified terms and conditions. By entering into this Option Agreement, the parties consent to such a purchase and sale pursuant to Section 6.1 of the Partnership Agreement.


AGREEMENT
---------

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   CREATION OF OPTION.

          1.1 GRANT. Seller hereby grants to Buyer the exclusive right and option to purchase all of Seller's Partnership Interests (the "Option"), at the price and on the other terms and conditions set forth in the Palm Desert Agreement for Purchase and Sale of Partnership Interests attached hereto as EXHIBIT A (the "Purchase Agreement"). Fully executed originals of the Purchase Agreement, and of each of its exhibits, have been deposited with the Escrow Holder (as defined in Section 1.12 of the Purchase Agreement), their effectiveness, however, made contingent upon Buyer's timely exercise of this Option.

          1.2 TERM. The term of this Option shall begin upon the Effective Date and end on July 15, 1998; provided, however, that (i) if this Option is duly exercised by Buyer, then references in this Option Agreement to the "term of this Option" shall be deemed to include the period of time from exercise until the Close of Escrow (as defined in Section 7 of the Purchase Agreement), and (ii) if this Option is terminated by written notice from Buyer to Seller pursuant to Section 3.3 below, then references in this Option Agreement to the "term of this Option" shall mean the period of time from the Effective Date until the date on which such notice of termination is given.

          1.3 OPTION CONSIDERATION. This Option is granted in consideration for (i) Buyer's hereby agreeing to pay option consideration to Seller ("Option Consideration"), to be allocated among the parties constituting Seller in proportion to their respective Seller's Partnership Interests, and (ii) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. The Option Consideration shall be payable in the amount of $58,333 per month (prorated for any partial month in which the Close of Escrow shall occur or in which this Option Agreement shall otherwise expire or be terminated without exercise as herein provided) on the first day of each month during the term of this Option Agreement (with the payments for January, February and March of 1998 being made concurrently with the execution hereof).

          1.4  MEMORANDUM OF OPTION.  A memorandum of this Option
Agreement in the form of EXHIBIT B attached hereto has been executed and acknowledged by the parties concurrently herewith, and may be recorded by Buyer at its option and at its expense. Concurrently herewith, Buyer is executing a quitclaim deed terminating this Option in the form of EXHIBIT C attached hereto, which shall be held by Stewart Title of California, Inc. ("Escrow Holder"). If this Option Agreement expires or terminates without exercise, Seller shall have the right to cause Escrow Holder to record such quitclaim deed. Buyer hereby further agrees to execute, acknowledge and deliver to Seller, within ten (10) days after request therefor, a termination agreement or any other document reasonably requested by Seller or a title insurance company in order to verify such expiration or termination.

     2.   CONDUCT DURING TERM OF OPTION.

          2.1  MANAGEMENT AND ENTRY.

               2.1.1 TrizecHahn Centers Management Inc., a California corporation, formerly known as Hahn Property Management Corporation, a California corporation ("Manager"), is an Affiliate (as defined in Section 1.1 of the Purchase Agreement) of Buyer, and presently manages the Property pursuant to the Management Agreement. Manager is hereby authorized and directed to reasonably cooperate with Buyer, solely at Buyer's cost and expense, by allowing Buyer to enter upon the Property during the term of this Option, subject to the rights of tenants, to make such surveys, inspections and tests as may reasonably be necessary in connection with Buyer's examination and analysis of the Property, subject to the terms of this Option Agreement.

               2.1.2 During the term of this Option, the Management Agreement shall remain in full force and effect notwithstanding any rights of termination that otherwise may be provided for therein, except that the Management Agreement may be terminated as provided therein during the term of this Option in case of:

               --   Bankruptcy of Manager;

               --   Fraud by Manager;

               --   The actual closing of a transaction which changes
the control of Manager to a non-Affiliate of TrizecHahnco;

provided, however, that if the Option is not exercised, or if it is exercised but escrow fails to close for any reason, then any grounds for termination of the Management Agreement which may have arisen during the term of this Option shall not be deemed to have been waived by the owner, but rather its right to terminate, and any other rights it may have under the Management Agreement for termination or damages, shall be deemed merely to have been stayed during the term of this Option, and after expiration or termination of this Option, or failure to close for any reason, all rights the owner may have for termination or damages under the Management Agreement may be exercised, if and as permitted in accordance with its terms.

          2.2 RIGHTS TO DOCUMENTS. During the term of this Option, to the extent that Manager or Buyer does not have possession or control of the following documents and Seller does have actual possession or control thereof, Seller shall make the following documents reasonably available to Buyer. Buyer shall have the right to use such documents both in connection with its examination and analysis of the Property, and in connection with its review of redevelopment opportunities at the Property:

               2.2.1 All third party studies, reports, governmental applications, permits, maps, plans, specifications and other documents in the Partnership's possession or that it has made or contracted to be made respecting the Partnership Property, including without limitation all third party engineering reports, surveys, soil tests, seismic studies, environmental reports, grading, flood control and drainage plans, design renderings, market analyses, feasibility studies, proposed tentative, parcel and final maps, and all correspondence with and notices to or from governmental agencies, tenants, lenders and their personnel concerning the same.

               2.2.2 The books and records of the Partnership, including without limitation any books and records relating to the financial condition of the Partnership, taxes paid or to be paid by the Partnership, the capital accounts and capital contributions of the Partners, distributions made or to be made to the Partners, and all notices to or from the Partnership regarding its affairs, all to the extent that Seller itself has the right to such access.

          2.3  RIGHT TO MEET WITH OTHERS.  For purposes of this
Section 2.3, the term "Buyer" shall mean either one of the entities constituting Buyer, or both of them, as Buyer may elect. During the term of this Option:

               2.3.1 Buyer and its agents shall have the right (i) to meet with all governmental agencies, tenants, lenders and other persons or entities with whom the Partnership or others have contractual arrangements, or prospective contractual arrangements, relating to the Property, (ii) to discuss with any such agencies, tenants, lenders, persons and entities the terms of this Option Agreement and Buyer's proposed redevelopment of the Property, and (iii) subject to the terms of Section 2.4 below, to enter into contractual arrangements with any such agencies, tenants, lenders, persons and entities in Buyer's own name. In engaging in the foregoing activities, Buyer may act for the purpose of furthering its own economic interest with respect to the Property, so long as it does so in a manner consistent with the requirements of Section 2.4 below, without thereby being considered to be in violation of any fiduciary duty owed to Seller or the Partnership, and without thereby being considered to have diverted any prospective economic advantage or opportunity of Seller or the Partnership.

Buyer shall inform any such persons or entities with whom it is dealing that Buyer is acting solely in its separate capacity as optionee hereunder and not as the Partnership. Without limitation thereon, Buyer shall inform such persons or entities that Buyer has no power or authority to bind the Partnership or the Property at any time before the Close of Escrow, or to bind Seller in any manner whether before or after the Close of Escrow, without the separate written consent of Seller.

               2.3.2 Buyer anticipates that meetings and discussions of the kind referred to in Section 2.3.1 may be a continual activity during the term of this Option, at times in formal face-to-face settings at which principals are present and material decisions are expected to be made, at other times in more ordinary course face-to-face information-gathering sessions, at other times by telephone or other means of telecommunication, and at still other times by fax, e-mail or in other ways in which business affairs are conducted. With respect only to (i) formal face-to-face meetings at which principals are present and material decisions are expected to be made, and (ii) formal meetings by telephone or other means of telecommunication, serving for all intents and purposes as a substitute for formal face-to-face meetings, at which principals are present and material decisions are expected to be made, Buyer shall give Seller at least two (2) business days prior written notice of the time and place (or dial-in number) for such meetings. Seller shall have the right, but no obligation, to have a representative in attendance at such meetings. Buyer shall have the right, but no obligation, to proceed with such meetings, whether or not Seller chooses to have a representative in attendance.
Buyer shall keep Seller reasonably informed with respect to those meetings as to which Seller does not send a representative.

          2.4 RIGHT TO SEPARATELY CONTRACT WITH OTHERS. For purposes of this Section 2.4, the term "Buyer" shall mean either one of the entities constituting Buyer, or both of them, as Buyer may elect. During the term of this Option, as part of its effort to redevelop or refinance the Property, Buyer may find it necessary or appropriate to submit, or to commit others to the terms of, various applications, permits, maps, easements, restrictions, leases, agreements to modify or terminate any of the foregoing, and other contractual arrangements with governmental agencies, tenants, lenders and other persons and entities (collectively, "Contracts"), related to, and in some cases potentially affecting the Property. During the term of this Option, acting alone, Buyer is authorized to enter into such Contracts (i) only in its own name, or (ii) in the Partnership's name but only if the terms of such Contract make it entirely conditional upon the Close of Escrow pursuant to the Purchase Agreement. By doing so, Buyer itself will bear direct legal responsibility for all obligations set forth in such Contracts, rather than Seller and the Partnership. Buyer shall indemnify, defend and hold the Partnership, Seller and the Property harmless from and against any loss, cost, expense, damage, liability or obligation in connection with any such Contracts. Consistent with the foregoing provisions, from time to time during the term of this Option, (a) Buyer may apply to the City of Palm Desert, or to a subdivision, agency, commission or authority thereof, for land use approvals or other discretionary governmental actions required or otherwise sought by Buyer in connection with its pursuit of opportunities for redevelopment of the Property, either in its own name or in the name of the Partnership so long as the effectiveness of governmental approval of such an application is expressly made contingent upon the occurrence of the Close of Escrow, and (b) Buyer may enter into Contracts with other governmental agencies, tenants, lenders and other persons, either in its own name or in the name of the Partnership so long as the effectiveness thereof is expressly made contingent upon the occurrence of the Close of Escrow. Provided the foregoing conditions are satisfied, Seller hereby agrees not to oppose or challenge any such applications or Contracts. All applications and Contracts entered into in Buyer's name without being joined by Seller or the Partnership, and all work product produced at Buyer's expense from architects, engineers, construction managers, contractors, legal counsel, marketing firms and similar consultants related to redevelopment of the Property, shall remain the property of Buyer, and shall be assigned to the Partnership only if mutually agreed by Buyer and the Partnership, for separate consideration to be negotiated at that time.


          2.5  CONDUCT OF REVIEWS.

               2.5.1 Buyer shall at all times conduct all reviews, inspections and examinations hereunder in a manner so as to not cause damage, loss, cost or expense to Seller or the Property and so as to not interfere with or disturb any tenant at the Property, and Buyer will indemnify, defend, and hold Seller and the Property harmless from and against any such damage, loss, cost or expense (the foregoing obligation surviving any termination of this Option Agreement).

               2.5.2 Notwithstanding the provisions of Section 2.5.1 above, Buyer shall not make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as water samplings or the like) without Seller's prior written consent or deemed consent, as provided in this Section 2.5.2, with the following single exception:

               --   Buyer may make soil borings, for non-environmental
purposes only, without Seller's prior consent.

In the event that Buyer wishes to undertake any intrusive physical testing requiring Seller's prior written consent, Buyer shall first give written notice to Seller of the nature and extent of the proposed testing. Seller shall have five (5) business days after its receipt of such notice to give written notice to Buyer of Seller's approval or disapproval thereof. Seller's approval of proposed testing shall not be unreasonably withheld. If Seller disapproves of the proposed testing, Seller's notice of disapproval must state the reason for its decision. If Seller fails to approve or disapprove of the proposed testing within the said five (5) business day period, then Seller shall be deemed to have approved of the proposed testing. If the Option is not exercised, or if it is exercised but escrow fails to close for any reason, Buyer shall promptly restore and return the Property to its prior condition and repair, in all material respects, after any intrusive testing hereunder.

               2.5.3 Buyer shall not permit any lien to attach to the Property in connection with any activities by or on behalf of Buyer hereunder.

          2.6  OPERATION OF PARTNERSHIP.  During the term of this
Option:

               2.6.1 Seller shall not, except with the prior written consent of Buyer, (i) amend the Partnership Agreement, sell or refinance the Property, or engage in any other act outside the ordinary course of business of the Partnership, (ii) make or consent to the making of any distributions by the Partnership to any of the Partners, except as permitted by Section 2.6.3 below, (iii) amend, modify or waive any rights of the Partnership under any existing leases, service contracts or other agreements affecting the Property, or (iv) consent to the Partnership's entering into any new leases, service contracts or other agreements affecting the Property. In all other respects, during the term of this Option, Seller shall continue to conduct its affairs in relation to the Partnership and Partnership Property in a manner consistent with the Partnership Agreement.

               2.6.2 Seller hereby agrees that it shall not market its interests in the Partnership or the Property during the term of this Option. Seller's preparation of marketing materials with its financial and legal advisors on a confidential basis, and Seller's response (short of contracting to sell) to unsolicited offers or expressions of interest in the Partnership or the Property, shall not constitute violations of this
Section 2.6.2, so long as Seller makes clear to such financial and legal advisors, and to all persons making unsolicited offers or expressions of interest, the superiority of Buyer's rights pursuant to this Option Agreement. Seller agrees that it shall require any person making such an unsolicited offer or expression of interest to maintain the confidentiality of any responsive information provided to such person by Seller, and also to maintain confidentiality as to the fact that discussions had occurred, were occurring or might thereafter occur regarding the marketing, offering or sale of interests in the Partnership or the Property.

               2.6.3  Notwithstanding the limitations set forth in
Section 2.6.1 above, currently with the execution of this Agreement, the Partnership shall distribute to the JMB Group, pursuant to the terms of the Partnership Agreement, an aggregate amount equal to $739,881. Subject to the terms and conditions hereinafter set forth, all other Cash, Net Cash Flow, reserves and other assets of the Partnership shall be available for use by Manager during the term of this Option, and at the Close of Escrow (if such closing occurs) shall remain the property of the Partnership, inuring to the benefit of the TrizecHahn Group.

               2.6.4 Buyer shall not, except with the prior written consent of Seller, amend the Partnership Agreement, or sell or refinance the Property. In addition, subject to reasonable adjustments, as appropriate, to take into account appropriate efforts by Buyer to pursue opportunities to redevelop and refinance the Property in the manner permitted by this Option Agreement:

                    (a) Buyer shall not engage in any act outside the ordinary course of business of the Partnership, and shall continue at all times to cause the Partnership and the Property to be operated and managed in a first class manner as provided for in the Partnership Agreement, the Management Agreement and this Option Agreement.

                    (b) Buyer shall operate and manage the Property in accordance with the approved "Budget" under the Partnership Agreement.

                    (c)  Except as authorized in the Partnership
Agreement, the Management Agreement, the other documents executed or delivered in connection therewith, or in this Option Agreement, Buyer shall not amend, modify or waive any rights of the Partnership under any existing leases, service contracts or other agreements affecting the Property, or consent to the Partnership's entering into any new leases, service contracts or other agreements affecting the Property.

                    (d) In all other respects, during the term of this Option, Buyer shall continue to conduct its affairs in relation to the Partnership and Partnership Property in a manner consistent with Buyer's conduct of such affairs in the ordinary course of the Partnership's business as of the date of this Option Agreement.

          2.7 OBLIGATIONS FOR NEGATIVE CASH FLOW. Notwithstanding anything to the contrary contained in the Partnership Agreement, and in consideration of Seller's waiver of any rights to distributions other than as set forth in Section 2.6:

               2.7.1  To the extent that the Partnership's Cash, Net
Cash Flow, reserves and other current assets on hand are insufficient to pay the costs and expenses of the Partnership which arise or otherwise accrue during the term of this Option (whether attributable to events which occur during the term of this Option, or to events which occurred prior thereto but became recognized or payable during the term of this Option), Buyer shall be solely responsible for and shall pay all such costs and expenses of the Partnership, including any "Negative Cash Flow" (as defined in the Partnership Agreement), BUT EXCLUDING from the foregoing responsibility any obligation or liability for any losses, costs, expenses or reasonable attorneys' fees of the Partnership arising or otherwise accruing from casualty, condemnation or other events that are extraordinary or outside the ordinary course of business (whether attributable to events which occur during the term of this Option, or to events which occurred prior thereto but became recognized or payable during the term of this Option).

               2.7.2 Losses, costs, expenses and reasonable attorneys' fees of the Partnership arising or otherwise accruing during the term of this Option from casualty, condemnation or other events that are extraordinary or outside the ordinary course of business (whether attributable to events which occur during the term of this Option, or to events which occurred prior thereto but became recognized or payable during the term of this Option) ("Extraordinary Losses"), shall be handled as follows:

               UNINSURED EXTRAORDINARY LOSSES:

                    (a)  IF (i) the Extraordinary Losses are
uninsured, and (ii) the JMB Group's apportioned share thereof in accordance with the terms of the Partnership Agreement would be $500,000 or less, THEN such Extraordinary Losses shall be apportioned between Seller and Buyer in accordance with the terms of the Partnership Agreement, and the parties' respective shares shall be paid as follows:

                    --   If this Option is exercised and escrow closes
thereon, JMB's apportioned share shall be paid by Seller to Buyer at the Close of Escrow (the parties hereby agreeing to act reasonably in approving mutual written instructions to the Escrow Holder consistent with the terms of the Partnership Agreement, in order for such apportionment to be made); or

                    --   If this Option expires or is terminated, or
if escrow fails to close for any reason, such Extraordinary Losses shall be borne by Seller and Buyer in accordance with the terms of the Partnership Agreement.

                    (b)  IF (i) the Extraordinary Losses are
uninsured, (ii) the JMB Group's apportioned share thereof in accordance with the terms of the Partnership Agreement would exceed $500,000, and
(iii) Buyer expressly assumes liability for all such uninsured Extraordinary Losses in excess of $500,000, either by so stating in Buyer's written notice of exercise of this Option (if the Extraordinary Losses, which make the JMB Group's apportioned share exceed $500,000, arise or accrue BEFORE Buyer's exercise of this Option), or by so stating in a separate written notice given to Seller within five (5) business days after the date on which such Extraordinary Losses arise or accrue (if such Extraordinary Losses arise or accrue AFTER Buyer's exercise of this Option but before the Close of Escrow), THEN such Extraordinary Losses shall be apportioned between Seller and Buyer, and the parties' respective shares shall be paid as follows:

                    --   Upon the Close of Escrow, (x) Seller shall
pay $500,000 to Buyer (the parties hereby agree to act reasonably in approving mutual written instructions to the Escrow Holder consistent with the provisions in this Subsection (b)), and (y) Buyer shall bear the entire balance of such Extraordinary Losses (notwithstanding any other provision in the Partnership Agreement to the contrary).

                    --   If escrow fails to close for any reason, such
Extraordinary Losses shall be borne by Seller and Buyer in accordance with the terms of the Partnership Agreement.

                    (c)  IF (i) the Extraordinary Losses are
uninsured, (ii) the JMB Group's apportioned share thereof in accordance with the terms of the Partnership Agreement would exceed $500,000, and
(iii) Buyer does NOT expressly assume liability for all such uninsured Extraordinary Losses in excess of $500,000 in the manner required by Subsection (b) above, THEN, unless otherwise agreed in writing at that time by Seller and Buyer, this Option Agreement and the escrow shall automatically expire or terminate, and within five (5) business days after the date of such expiration or termination, Seller shall refund to Buyer all Option Consideration theretofore paid by Buyer to Seller, without offset or deduction, and without interest, and the rights and obligations of the parties with respect to income and expenses of the Partnership during the term of this Option Agreement shall be as set forth in the Partnership Agreement (and not as set forth in Section 2.7 hereof).

               INSURED EXTRAORDINARY LOSSES:

                    (d) To the extent that the Extraordinary Losses are insured, the parties' rights and obligations shall be as set forth in
Section 8 of the Purchase Agreement, entitled "Condemnation, Damage or Destruction."

          2.8 TERMINATION OBLIGATIONS. If this Option Agreement shall terminate or expire without exercise, or if the Close of Escrow shall not occur, then thereafter the rights and obligations of the parties under the Partnership Agreement shall be reinstated (including all rights to distribution thereunder); provided, however, that (i) except as otherwise expressly provided in Section 2.7.2(c) above, income and expenses incurred during the term of this Option shall be allocated in the manner set forth in Section 2.7 (and appropriate prorations of such income and expenses between periods prior to and after termination hereunder shall be made upon such termination), and (ii) nothing contained in this Section 2.8 shall limit any party's liability for breach or default by such party under this Option Agreement.

          2.9 PUBLICITY AND CONFIDENTIALITY. Until a Close of Escrow pursuant to the Purchase Agreement, no party to this Option Agreement shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Option Agreement without the consent of all other parties, which consent shall not be unreasonably withheld; provided, however, nothing contained in the foregoing shall limit disclosures required by law or disclosures to a party's partners, employees, lenders and third party consultants who reasonably need to be informed and such other disclosures as may be contemplated herein.

     3.   EXERCISE, EXPIRATION OR TERMINATION.

          3.1  EXERCISE OF OPTION.  This Option may be exercised by
Buyer's delivery of written notice to Escrow Holder and Seller, on or before expiration of the term of this Option, stating that Buyer thereby exercises the Option without condition or qualification. Upon receipt of such a notice, Escrow Holder shall use the fully executed originals of the Purchase Agreement, and of each of its exhibits, deposited with Escrow Holder upon execution of this Option Agreement, as more particularly set forth in the Purchase Agreement. Seller and Buyer shall additionally execute, acknowledge and deliver any and all other documents necessary or appropriate to carry out the terms and conditions of the Purchase Agreement (provided the same do not materially increase any cost, liability or obligation of a party from that otherwise contemplated herein).

          3.2 CONDITION OF TITLE. If this Option is exercised, title to Seller's Partnership Interests shall be conveyed by Seller to Buyer in accordance with the requirements of the Purchase Agreement. From the date of this Option Agreement until expiration of the term of this Option, neither Seller nor Buyer shall sell, assign, mortgage, hypothecate, encumber or otherwise permit or suffer the transfer of all or any part of their respective Partnership Interests without the other party's prior written consent.

          3.3  EXPIRATION OR TERMINATION.   If Buyer fails to exercise
this Option prior to its expiration in accordance with its terms, then this Option and the rights of Buyer under this Option Agreement shall automatically and immediately terminate upon expiration of the term of this Option without notice. This Option may also be terminated prior to its expiration, by written notice from Buyer to Seller given at any time during the term of this Option.

          3.4 ASSET PURCHASE RIGHTS. Notwithstanding anything to the contrary contained herein, Buyer shall have the right to restructure the transaction hereunder from a sale of Seller's Partnership Interests to a sale by the Partnership of its interests in the Partnership Property. Such restructuring right may be exercised only by giving written notice thereof concurrently with the exercise of the Option. In such event, Seller and Buyer shall enter into modifications of this Option Agreement and of the Purchase Agreement, together with such other agreements as shall reasonably be required in order to effectuate the intent hereof, all costs and expenses in connection with such matters shall be paid by Buyer, and no material obligations or liabilities in excess of those provided for herein shall be imposed on Seller as a result thereof.

     4.   MISCELLANEOUS PROVISIONS.

          4.1 ASSIGNMENT. No party may assign its rights or obligations under this Option Agreement without receipt of the other parties' prior written consent; provided, however that Buyer may assign its rights and obligations hereunder prior to the Closing Date to any Affiliate of Buyer (as defined in Section 1.1 of the Purchase Agreement), without Seller's consent. An assignment (whether with the other parties' prior written consent, or by Buyer to an Affiliate without Seller's consent) shall NOT relieve the assignor of its liability hereunder, unless otherwise expressly agreed in writing at that time by all of the parties to this Option Agreement.

          4.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in Section 3 of the Purchase Agreement, and the representations and warranties of Buyer set forth in Section 4 of the Purchase Agreement, are incorporated herein by reference.

          4.3  NOTICE AND CURE RIGHTS.

               4.3.1 If any party (a "Defaulting Party") defaults under any term, condition or provision of this Option Agreement, then any other party (a "Non-Defaulting Party"), after delivery of ten (10) days' written notice to the Defaulting Party specifically describing the default (the "Default Notice"), and after the Defaulting Party's failure to cure such default within the ten (10) day period, (i) may declare an event of default ("Event of Default"), and, (ii) subject to Sections 4.3.2, 4.4, 4.11 and
4.21 below, may pursue its remedies as set forth in this Option Agreement; provided, however, in no event shall Seller be obligated to give Buyer any notice regarding any failure to deliver the Option Notice nor shall any notice and cure right extend the term of this Option Agreement.

               4.3.2  If (i) Buyer or any party within the TrizecHahn
Group is the party to whom such a Default Notice is given, and (ii) Buyer has already exercised or thereafter exercises this Option, then Seller shall NOT be entitled to terminate this Option Agreement or the escrow (and any previous notice from Seller purporting to exercise that right shall be deemed to be stayed), and Seller shall be obligated to close the escrow on Buyer's purchase of Seller's Partnership Interests, notwithstanding such Event of Default, unless both of the following conditions are met:

               (a) The Event of Default declared by Seller is material; and

               (b) Buyer or the party within the TrizecHahn Group to whom such a Default Notice is given (i) fails to commence to cure the default described in the Default Notice within the ten (10) day period specified in Section 4.3.1, and also (ii) fails to exercise the Option within the ten (10) day period specified in Section 4.3.1. Regarding Clause (i) above, to the extent the default is of a nature which cannot be cured within the ten (10) day period specified in Section 4.3.1, if Buyer commences to cure the default within the said ten (10) day period, but thereafter fails to prosecute such cure diligently toward completion throughout the period from such commencement to the Close of Escrow, then the condition required under Clause (i) will be deemed to have failed. Regarding Clause (ii) above, if Buyer exercises the Option within the said ten (10) day period, but thereafter fails to close escrow on the exercised Option by the Scheduled Closing Date (as defined in the Purchase Agreement), then the condition required under Clause (ii) will be deemed to have failed.

          4.4 REFRAINING FROM LEGAL PROCEEDINGS. Each party agrees that, during the term of this Option Agreement, it shall not (i) commence, join in, prosecute or participate in any suit, arbitration or other proceeding in a position which is adverse to any other parties arising directly or indirectly from the transactions contemplated by this Option Agreement or in any way relating to the Property, the Partnership Agreement or its management, or (ii) terminate, or attempt to terminate, this Option Agreement, without in each instance first giving to the other parties the Default Notice and opportunity to cure described in Section 4.3 above.

          4.5 AMENDMENT, MODIFICATION AND WAIVER. No amendment, modification or waiver of this Option Agreement or any part hereof shall be valid or effective unless in writing and signed by the party sought to be charged therewith. No waiver of any breach or condition of this Option Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. No course of dealing between the parties hereto will be deemed effective to amend, modify or discharge any part of this Option Agreement or the rights or obligations of any party hereunder.

          4.6 PARTIAL INVALIDITY. If any provision of this Option Agreement shall be held by competent authority to be invalid or unenforceable, such provision shall be construed so as to be limited or reduced to be enforceable to the maximum extent compatible with the law as it shall then appear. The total invalidity or unenforceability of any particular provision of this Option Agreement shall not affect the other provisions hereof, and this Option Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

          4.7 NO THIRD PARTY BENEFICIARY. Except as expressly provided in Sections 9.3 and 9.4 (related to indemnification) and in Section 11 (entitled Mutual Releases) of the Purchase Agreement, no person or entity shall be deemed to be a third party beneficiary hereof, and nothing in this Option Agreement (either expressed or implied) is intended to confer upon any other person or entity any rights, remedies, obligations or liabilities under or by reason of this Option Agreement.

          4.8 NOTICES. Any notice or other communication required or permitted under this Option Agreement shall be in writing and shall be deemed to have been duly given (i) upon personal delivery, (ii) on the third day after the date of mailing by United States registered or certified mail, postage prepaid, return receipt requested, (iii) on the first day following delivery to a nationally recognized United States overnight courier service, fee prepaid, return receipt or other confirmation of delivery requested, or (iv) upon confirmation of receipt by fax. Any such notice or communication shall be addressed as set forth in the Purchase Agreement, or to such other address as may be designated by a party in a notice given to all other parties in accordance with the provisions of this Section 4.8.

          4.9  TIME OF ESSENCE.  Time is of the essence to this Option
Agreement.

          4.10 GOVERNING LAW. This Option Agreement shall be governed, construed and enforced in accordance with the laws of the State of California.

          4.11 REMEDIES. Except as otherwise expressly provided herein, no remedy conferred upon a party by this Option Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute; provided, however, that if the transactions hereunder shall fail to close and Seller shall be in default hereunder, then (i) Buyer shall be entitled only to specifically enforce this Option Agreement, and to such ancillary damages as may be awarded in connection with such an action for specific enforcement, but if specific enforcement is determined in the legal proceeding to be impossible to effect by reason of Seller's default, then Buyer shall be entitled to such alternative remedies (in no event, however, to include any consequential or punitive damages) as may be found in the legal proceeding to be appropriate, which alternative remedies shall include, without limitation, a refund to Buyer of its Option Consideration, and (ii) no other actions for damages (including, without limitation, actions for consequential or punitive damages) shall be permitted as a result of such default by Seller.

          4.12 ATTORNEYS' FEES. In the event of any controversy, claim or dispute between the parties arising from or related to this Option Agreement or the breach hereof, the prevailing party shall be entitled to recover from the losing parties its reasonable costs, expenses and attorneys' fees.

          4.13 EXPENSES OF PARTIES. Except as specifically set forth in other provisions of this Option Agreement, all expenses involved in the preparation, authorization and consummation of this Option Agreement, including, without limitation, all fees and expenses for agents, representatives, counsel and accountants, shall be borne solely by the party who incurs the same, and the other parties shall have no liability with respect thereto.

          4.14 FURTHER ASSURANCES. The parties agree to take such further actions and to execute such additional documents and instruments as may be reasonably required in order to more effectively carry out the terms of this Option Agreement and the intentions of the parties (provided the same do not materially increase any cost, liability or obligation of a party from that otherwise contemplated herein).

          4.15  HEADINGS.  The headings contained in this Option
Agreement are inserted for convenience only and do not constitute a part of this Option Agreement.

          4.16 GENDER. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular of nouns, pronouns and verbs shall include the plural and vice versa.

          4.17 FAIR MEANING. This Option Agreement shall be construed according to its fair meaning, the language used shall be deemed the language chosen by the parties hereto to express their mutual intent, and no presumption or rule of strict construction will be applied against any party hereto.

          4.18 BINDING EFFECT. This Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

          4.19 COUNTERPARTS AND FACSIMILES. This Option Agreement may be executed in multiple copies, each of which will be deemed an original, but all of which will constitute one Option Agreement after each party has signed such a counterpart. An executed counterpart may be delivered by transmission of a facsimile copy, and in such a case, delivery shall be deemed effective upon transmission of the facsimile copy.

          4.20 ENTIRE AGREEMENT. This document contains the entire agreement between the parties related to the Option herein granted and supersedes any prior understandings, memoranda and other written or oral agreements between or among any of them respecting the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between or among any of the parties relating to the subject matter of this Option Agreement which are not fully expressed herein.

          4.21  LIMITATION ON LIABILITY; SURVIVAL OF CLAIMS.

               4.21.1 If, PRIOR TO the Close of Escrow, Buyer gives written notice to Seller stating that Buyer has become aware of a breach or default by Seller with respect to the representations and warranties made by Seller in Section 3.2 of the Purchase Agreement only (regarding clear title to Seller's Partnership Interests), and such notice is later determined to have been substantially correct, then Buyer shall be entitled to all remedies against Seller permitted by Section 4.11 above, which shall survive the Close of Escrow, without being subject to the limitations set forth in the remainder of Sections 4.21.1, 4.21.2 or 4.21.3. The intent of the parties is that, as to that particular matter, if it becomes known to and is asserted in writing by Buyer PRIOR TO the Close of Escrow, Buyer should not be deprived of the full benefit of its bargain pursuant to this Agreement.

               4.21.2 In contrast, in connection with all claims asserting a breach or default by Seller under this Agreement, the Purchase Agreement or any other document executed or delivered in connection herewith OTHER THAN claims covered by Section 4.21.1 above, whether Buyer
(i) first gives written notice asserting such other claims PRIOR TO the Close of Escrow (as to a matter not covered by Section 4.21.1 above) or
(ii) first gives notice ON OR AFTER the Close of Escrow, including, without limitation, all claims based upon representations, warranties, indemnities and further assurances under this Agreement, the Purchase Agreement or any other document executed or delivered in connection herewith which survive the Close of Escrow and as to which Buyer's claim of breach or default is first given ON OR AFTER the Close of Escrow (collectively, the "Capped Claims"), the following limitations shall apply:

                    (a) The aggregate liability of Seller arising with respect to such Capped Claims shall not exceed $300,000, notwithstanding anything to the contrary contained herein (and without limitation on any of the other limitations on liability or remedies contained in this Option Agreement).

                    (b) The Capped Claims shall survive the exercise of the Option, the consummation of the transactions contemplated thereby and the transfer and delivery of Seller's Partnership Interests for a period (the "Survival Period") lasting only until December 1, 1998, at which time they shall terminate, except as to claims asserted by Buyer to Seller in writing on or before December 1, 1998 and on which arbitration or litigation is commenced by December 31, 1998 (if not resolved by then).
The claims described in the exception clause in the preceding sentence shall survive until finally resolved.

               4.21.3 The provisions of this Section 4.21.3 shall be of no concern to the Escrow Holder.

                    (a)  Seller shall retain reserves of at least
$300,000 at the time of closing under the Purchase Agreement, and, until the expiration of the Survival Period, Seller shall not distribute the same to its partners, but shall only utilize such retained funds for the payment of the Capped Claims or for the payment of attorneys' fees of Seller (including any amounts incurred in connection with resolving or defending any claim of liability for the Capped Claims). The fact that Seller may expend such reserves in part for the payment of attorneys' fees of Seller in no way diminishes Buyer's right under Section 4.21.2 above to recover up to $300,000 from Seller for the Capped Claims.

                    (b) Notwithstanding the foregoing, (i) if Seller or a liquidating trust or other similar successor-in-interest established by Seller shall fail to retain such reserves of at least $300,000 at the time of closing, or (ii) if during the Survival Period, Seller (or such successor-in-interest as aforesaid) shall utilize such reserves for any purpose other than the payment of the Capped Claims or attorneys' fees (including amounts for resolving or defending claims as aforesaid), or
(iii) if for any other reason (including, without limitation, the payment of attorneys' fees or amounts for resolving or defending claims as aforesaid), all of Buyer's claims against Seller for the Capped Claims are finally resolved and the aggregate amount to which Buyer is entitled pursuant to such final resolution (not to exceed $300,000 in the aggregate) (collectively, the "Final Award in Favor of Buyer") exceeds the aggregate amount actually paid by Seller (or such successor-in-interest as aforesaid) to Buyer from its (or their) reserves in satisfaction of the Final Award in Favor of Buyer, then in any such case, Buyer may look to the assets of JMB Realty Corporation, as the general partner of Seller, for the payment of the Final Award in Favor of Buyer; provided, however, that the aggregate liability of JMB Realty Corporation in connection therewith shall not exceed the lesser of:

                    --   $300,000; or

                    --   The difference between (x) the Final Award in
Favor of Buyer, and (y) the aggregate amount actually paid by Seller (or such successor-in-interest as aforesaid) to Buyer from its (or their) reserves in satisfaction of the Final Award in Favor of Buyer.

For example, if Seller properly retains a reserve of $300,000 at the time of closing, Seller properly expends $200,000 from that reserve for its own attorneys' fees in resolving or defending a claim against its reserves, a Final Award in Favor of Buyer in the amount of $300,000 is nevertheless entered against Seller, and Seller actually pays to Buyer the entire $100,000 then remaining in Seller's reserve, then Buyer may recover from JMB Realty Corporation the remaining $200,000 that is unpaid and owed on the Final Award in Favor of Buyer.

               4.21.4 No constituent partner in or agent of Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in Seller (including, but not limited to, JMB Realty Corporation, except for the limited extent to which Buyer may look to the assets of JMB Realty Corporation pursuant to Sections 4.21.1 or 4.21.3 above), shall have any personal liability, directly or indirectly, under or in connection with this Option Agreement, the Purchase Agreement or any agreement made or entered into pursuant hereto or thereto, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the reserves referred to in Section 4.21.3 above, to offsets against any undelivered portion of the Purchase Price and to Seller's other assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Option Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent partner of Seller), nor any obligation of any constituent partner in Seller (or in any other constituent partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or partner's obligation to restore or contribute).

     IN WITNESS WHEREOF, the parties have executed this Option Agreement on the date first set forth above.

               SELLER:

               CARLYLE/PALM DESERT, INC.,
               an Illinois corporation

               By:
               Name:
               Title:

               By:
               Name:
               Title:


               CARLYLE REAL ESTATE LIMITED
PARTNERSHIP-XVI,
               an Illinois limited partnership

               By:  JMB REALTY CORPORATION,
                    a Delaware corporation,
                    General Partner

                    By:
                    Name:
                    Title:

                    By:
                    Name:
                    Title:

               CARLYLE REAL ESTATE LIMITED
PARTNERSHIP-XVII,
               an Illinois limited partnership

               By:  JMB REALTY CORPORATION,
                    a Delaware corporation,
                    General Partner

                    By:
                    Name:
                    Title:

                    By:
                    Name:
                    Title:


               BUYER:

               HAHN/PALM DESERT, INC.,
               a California corporation

               By:
               Name:
               Title:

               By:
               Name:
               Title:


               TRIZECHAHN CENTERS INC.,
               a California corporation

               By:
               Name:
               Title:

               By:
               Name:
               Title:

                   PALM DESERT AGREEMENT FOR
          PURCHASE AND SALE OF PARTNERSHIP INTERESTS
          ------------------------------------------



                            between



                  CARLYLE/PALM DESERT, INC.,
                              and
         CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XVI,
                              and
         CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XVII,

                           as SELLER


                              and


                    HAHN/PALM DESERT, INC.,
                              and
                   TRIZECHAHN CENTERS INC.,

                           as BUYER



                          relating to



                JMB/HAHN PDTC ASSOCIATES, L.P.,
               a California limited partnership


                EFFECTIVE AS OF JANUARY 1, 1998

             [FINAL VERSION DATED MARCH 11, 1998]

                       TABLE OF CONTENTS
                       -----------------

Section                                                   Page

Recitals . . . . . . . . . . . . . . . . . . . . . . . . .   1
A.   Partnership . . . . . . . . . . . . . . . . . . . . .   1
B.   Property. . . . . . . . . . . . . . . . . . . . . . .   1
C.   Redevelopment Opportunities . . . . . . . . . . . . .   2
D.   Purpose . . . . . . . . . . . . . . . . . . . . . . .   2

Agreement. . . . . . . . . . . . . . . . . . . . . . . . .   2

1.   Definitions . . . . . . . . . . . . . . . . . . . . .   2
1.1  Affiliate . . . . . . . . . . . . . . . . . . . . . .   2
1.2  Agreement . . . . . . . . . . . . . . . . . . . . . .   2
1.3  Business. . . . . . . . . . . . . . . . . . . . . . .   2
1.4  Buyer . . . . . . . . . . . . . . . . . . . . . . . .   2
1.5  Carlyle A . . . . . . . . . . . . . . . . . . . . . .   2
1.6  Carlyle B . . . . . . . . . . . . . . . . . . . . . .   2
1.7  Cash. . . . . . . . . . . . . . . . . . . . . . . . .   3
1.8  Close of Escrow, Closing or Closing Date. . . . . . .   3
1.9  Co-Partner. . . . . . . . . . . . . . . . . . . . . .   3
1.10  Condemnation . . . . . . . . . . . . . . . . . . . .   3
1.11  Escrow . . . . . . . . . . . . . . . . . . . . . . .   3
1.12  Escrow Holder. . . . . . . . . . . . . . . . . . . .   3
1.13  Governmental Body. . . . . . . . . . . . . . . . . .   3
1.14  Indemnified Party. . . . . . . . . . . . . . . . . .   3
1.15  Indemnifying Party . . . . . . . . . . . . . . . . .   3
1.16  Major Damage or Destruction. . . . . . . . . . . . .   3
1.17  Management Agreement . . . . . . . . . . . . . . . .   3
1.18  Manager. . . . . . . . . . . . . . . . . . . . . . .   3
1.19  Managing Partner . . . . . . . . . . . . . . . . . .   3
1.20  Option . . . . . . . . . . . . . . . . . . . . . . .   4
1.21  Option Agreement . . . . . . . . . . . . . . . . . .   4
1.22  Partnership. . . . . . . . . . . . . . . . . . . . .   4
1.23  Partnership Agreement. . . . . . . . . . . . . . . .   4
1.24  Partnership Distribution Amount. . . . . . . . . . .   4
1.25  Partnership Property . . . . . . . . . . . . . . . .   4
1.26  Property . . . . . . . . . . . . . . . . . . . . . .   4
1.27  Purchase Price . . . . . . . . . . . . . . . . . . .   4
1.28  Scheduled Closing Date . . . . . . . . . . . . . . .   4
1.29  Seller . . . . . . . . . . . . . . . . . . . . . . .   4
1.30  Seller's Partnership Interests . . . . . . . . . . .   4

2.   Purchase and Sale . . . . . . . . . . . . . . . . . .   4
2.1  Purchase of Partnership Interests . . . . . . . . . .   4
2.2  Purchase Price and Payment. . . . . . . . . . . . . .   4
2.3  Closing . . . . . . . . . . . . . . . . . . . . . . .   5
2.4  Partnership Distributions . . . . . . . . . . . . . .   5

3.   Representations and Warranties of Seller. . . . . . .   5
3.1  Partnership Interests . . . . . . . . . . . . . . . .   5
3.2  Partnership Interest Ownership. . . . . . . . . . . .   5
3.3  Entity Standing . . . . . . . . . . . . . . . . . . .   5
3.4  Authority . . . . . . . . . . . . . . . . . . . . . .   5
3.5  Consents; Conflicts . . . . . . . . . . . . . . . . .   6
3.6  Brokers or Finders. . . . . . . . . . . . . . . . . .   6
3.7  Litigation. . . . . . . . . . . . . . . . . . . . . .   6
3.8  No Untrue Statements. . . . . . . . . . . . . . . . .   6

4.   Representations and Warranties of Buyer . . . . . . .   6
4.1  Corporate Standing. . . . . . . . . . . . . . . . . .   6
4.2  Authority . . . . . . . . . . . . . . . . . . . . . .   6
4.3  Consents; Conflicts . . . . . . . . . . . . . . . . .   7
4.4  Investment Representations. . . . . . . . . . . . . .   7
4.5  Brokers or Finders. . . . . . . . . . . . . . . . . .   7

5.   Deliveries to Escrow and Conduct before Closing . . .   7
5.1  Deliveries by Seller. . . . . . . . . . . . . . . . .   7
5.2  Deliveries by Buyer . . . . . . . . . . . . . . . . .   8
5.3  Cooperation and Further Assurances. . . . . . . . . .   8

6.   Conditions to Closing . . . . . . . . . . . . . . . .   8
6.1  For Buyer . . . . . . . . . . . . . . . . . . . . . .   8
6.2  For Seller. . . . . . . . . . . . . . . . . . . . . .   8

7.   Closing . . . . . . . . . . . . . . . . . . . . . . .   9
7.1  General Provisions. . . . . . . . . . . . . . . . . .   9
7.2  Closing Procedures. . . . . . . . . . . . . . . . . .   9

8.   Condemnation, Damage or Destruction . . . . . . . . .   9
8.1  Condemnation. . . . . . . . . . . . . . . . . . . . .   9
8.2  Damage or Destruction . . . . . . . . . . . . . . . .   9

9.   Parties' Obligations after Closing. . . . . . . . . .   9
9.1  Cooperation Regarding Tax Returns . . . . . . . . . .   9
9.2  Expenses of Parties . . . . . . . . . . . . . . . . .  10
9.3  Indemnification . . . . . . . . . . . . . . . . . . .  10
9.4  Procedure for Indemnification . . . . . . . . . . . .  10

10.  ARBITRATION OF DISPUTES . . . . . . . . . . . . . . .  11

11.  Mutual Releases . . . . . . . . . . . . . . . . . . .  13
11.1  TrizecHahn Release . . . . . . . . . . . . . . . . .  13
11.2  JMB Release. . . . . . . . . . . . . . . . . . . . .  13
11.3  Civil Code Section 1542. . . . . . . . . . . . . . .  14

12.  Miscellaneous Provisions. . . . . . . . . . . . . . .  14
12.1  Notice and Cure Rights . . . . . . . . . . . . . . .  14
12.2  Refraining from Legal Proceedings. . . . . . . . . .  15
12.3  Assignment . . . . . . . . . . . . . . . . . . . . .  15
12.4  Amendment, Modification and Waiver . . . . . . . . .  15
12.5  Partial Invalidity . . . . . . . . . . . . . . . . .  15
12.6  No Third Party Beneficiary . . . . . . . . . . . . .  15
12.7  Notices. . . . . . . . . . . . . . . . . . . . . . .  15
12.8  Time of Essence. . . . . . . . . . . . . . . . . . .  17
12.9  Governing Law. . . . . . . . . . . . . . . . . . . .  17
12.10  Remedies. . . . . . . . . . . . . . . . . . . . . .  17
12.11  Attorneys' Fees . . . . . . . . . . . . . . . . . .  17
12.12  Expenses of Parties . . . . . . . . . . . . . . . .  17
12.13  Further Assurances. . . . . . . . . . . . . . . . .  17
12.14  Headings. . . . . . . . . . . . . . . . . . . . . .  18
12.15  Gender. . . . . . . . . . . . . . . . . . . . . . .  18
12.16  Fair Meaning. . . . . . . . . . . . . . . . . . . .  18
12.17  Binding Effect. . . . . . . . . . . . . . . . . . .  18
12.18  Counterparts and Facsimiles . . . . . . . . . . . .  18
12.19  Entire Agreement. . . . . . . . . . . . . . . . . .  18
12.20  Limitation on Liability; Survival of Claims . . . .  18

                       TABLE OF EXHIBITS
                       -----------------

     1.   Assignment of Partnership Interests
     2.   Certificate of Amendment of Limited Partnership (LP-2)
     3.   Authorizing Resolution - Managing Partner
     4.   Authorizing Resolution - Carlyle A
     5.   Authorizing Resolution - Carlyle B
     6.   Certificate of Non-Foreign Status - Managing Partner
     7.   Certificate of Non-Foreign Status - Carlyle A
     8.   Certificate of Non-Foreign Status - Carlyle B
     9.   Escrow General Provisions

                   PALM DESERT AGREEMENT FOR
          PURCHASE AND SALE OF PARTNERSHIP INTERESTS
          ------------------------------------------


     THIS PALM DESERT AGREEMENT FOR PURCHASE AND SALE OF PARTNERSHIP INTERESTS (the "Purchase Agreement" or "Agreement") is made and entered into on March 11, 1998 (the "Execution Date"), effective as of January 1, 1998 (the "Effective Date"), by the following parties, hereinafter referred to as the "JMB Group" or "Seller":

          CARLYLE/PALM DESERT, INC., an Illinois corporation ("Managing
Partner");

          CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XVI, an Illinois limited partnership ("Carlyle A"); and

          CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XVII, an Illinois limited partnership ("Carlyle B");

and also by the following parties, hereinafter referred to as the "TrizecHahn Group" or "Buyer":

          HAHN/PALM DESERT, INC., a California corporation
("Co-Partner"); and

          TRIZECHAHN CENTERS INC., a California corporation, formerly known as ERNEST W. HAHN, INC., a California corporation ("TrizecHahnco").

                           Recitals
                           --------

     A. PARTNERSHIP. The JMB Group and TrizecHahn Group together constitute all of the partners in JMB/Hahn PDTC Associates, L.P., a California limited partnership (the "Partnership"). The Partnership was formed by an Agreement of Limited Partnership made and entered into as of December 23, 1988 (the "Partnership Agreement"). The Partnership Agreement is in full force and effect and has not been amended. The defined terms in the Partnership Agreement are incorporated herein by reference. Managing Partner and Co-Partner are the General Partners of the Partnership.
Carlyle A, Carlyle B and TrizecHahnco (the latter referred to in the Partnership Agreement as "Hahnco") are the Limited Partners of the Partnership.

     B. PROPERTY. The principal asset of the Partnership is the Property, as defined in the Partnership Agreement. It consists of certain real and personal property in Riverside, California, which, together with certain parcels owned by department stores, is commonly known as "Palm Desert Town Center." All of the real and personal property assets of the Partnership, individually and collectively, including, but not limited to, the Property, are referred to in the Partnership Agreement, and will be referred to in this Agreement, as the "Partnership Property."

     C. REDEVELOPMENT OPPORTUNITIES. During the term of this Purchase Agreement, Buyer intends to review opportunities to redevelop and refinance the Property. In the course of that effort, Buyer expects to discuss matters respecting the Property with governmental agencies, tenants, lenders and other persons or entities with whom the Partnership or others have contractual arrangements, or prospective contractual arrangements, relating to the Property. The parties wish to set forth the parameter of such dealings.

     D. PURPOSE. Seller desires to sell, and Buyer desires to purchase, all of Seller's interests in the Partnership, consisting of all of Managing Partner's general partnership interests in the Partnership, and all of Carlyle A's and Carlyle B's limited partnership interests in the Partnership, including, without limitation, all of their interests in capital, profits, liquidation proceeds, distributions and all other rights and interests under the Partnership Agreement or relating to the Partnership (collectively, "Seller's Partnership Interests"), on the terms and conditions set forth in this Agreement.

                           AGREEMENT
                           ---------

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings ascribed to them in this Section 1:

          1.1 AFFILIATE. Any person or entity who directly or indirectly controls, is controlled by or is under common control with the specified person. By way of example and without limiting the generality of the foregoing, where a determination is being made as to whether two corporations are Affiliates, the "direct control" test is met, and accordingly they are Affiliates, if one of those corporations controls or is controlled by the other, and the "indirect control" test is met, and accordingly they are Affiliates, if both of those corporations are in a chain of Affiliated corporations ultimately controlled by a common parent one or more tiers above them.

          1.2 AGREEMENT. This Purchase Agreement, including all amendments hereto, and all exhibits referred to herein.

          1.3 BUSINESS. The business operated and conducted by the Partnership on the date of this Agreement, including, without limitation, the ownership, operation, leasing and subleasing of the Property.

          1.4 BUYER. Jointly and severally, the Co-Partner and TrizecHahnco, also known as the TrizecHahn Group.

          1.5 CARLYLE A. Carlyle Real Estate Limited Partnership-XVI, an Illinois limited partnership.

          1.6 CARLYLE B. Carlyle Real Estate Limited Partnership-XVII, an Illinois limited partnership.

          1.7 CASH. (i) Currency, (ii) checks currently dated and honored upon presentation for payment, or (iii) amounts credited by wire-transfer into the bank accounts of the payee.

          1.8 CLOSE OF ESCROW, CLOSING OR CLOSING DATE. The date upon which Buyer deposits the Purchase Price and distribution amount under
Section 2.4 into Escrow by wire transfer of immediately available federal funds (Seller's Assignment of Partnership Interests transferring Seller's Partnership Interests to Buyer having previously been delivered to Escrow Holder pursuant to this Agreement), together with an amount sufficient to pay Buyer's share (as provided in Section 9.2.below) of any Escrow closing costs in an amount determined by Escrow Holder, in Cash or other immediately available funds. (The Scheduled Closing Date is fifteen (15) days after exercise of the Option by Buyer, or if that day falls on a Saturday, Sunday or legal holiday, the first regular business day thereafter.)

          1.9 CO-PARTNER. Hahn/Palm Desert, Inc., a California corporation.

          1.10 CONDEMNATION. Any taking of the Property or any part thereof by condemnation or by exercise of any right of eminent domain or threat thereof, or by any similar proceeding or act of any Governmental Body.

          1.11 ESCROW. The escrow established with Escrow Holder pursuant to the terms of this Agreement.

          1.12  ESCROW HOLDER.  Stewart Title of California, Inc.

          1.13 GOVERNMENTAL BODY. Any domestic or foreign national, state, municipal or other local government or multi-national body, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

          1.14  INDEMNIFIED PARTY.  The indemnified party as defined in
Section 9.4.1 below.

          1.15  INDEMNIFYING PARTY.  The indemnifying party as defined at
Section 9.4.1 below.

          1.16 MAJOR DAMAGE OR DESTRUCTION. Damage or destruction at the Property for which repair costs are estimated to exceed $250,000.

          1.17 MANAGEMENT AGREEMENT. The Management Agreement [for] Palm Desert Town Center dated December 23, 1988, by and between the Partnership and the Manager.

          1.18  MANAGER.  TrizecHahn Centers Management Inc., a
California corporation.

          1.19 MANAGING PARTNER. Carlyle/Palm Desert, Inc., an Illinois corporation.

          1.20 OPTION. The option held by Buyer to acquire Seller's Partnership Interests pursuant to the Option Agreement.

          1.21 OPTION AGREEMENT. The Palm Desert Option Agreement dated as of January 1, 1998, by and between Seller and Buyer.

          1.22  PARTNERSHIP.  JMB/Hahn PDTC Associates, L.P., a
California limited partnership.

          1.23  PARTNERSHIP AGREEMENT.  The Articles of Limited
Partnership of JMB/Hahn PDTC Associates, L.P., a California limited partnership, dated December 23, 1988.

          1.24 PARTNERSHIP DISTRIBUTION AMOUNT. The Partnership distribution to be made to the JMB Group at the Close of Escrow, in the amount of $739,881, as provided in Section 2.6.3 of the Option Agreement.

          1.25  PARTNERSHIP PROPERTY.  This term is defined in Recital B.

          1.26  PROPERTY.  This term is defined in Recital B.

          1.27  PURCHASE PRICE.  The purchase price as defined at
Section 2.2.1 below.

          1.28 SCHEDULED CLOSING DATE. Fifteen (15) days after exercise of the Option by Buyer, or if that day falls on a Saturday, Sunday or legal holiday, the first regular business day thereafter.

          1.29 SELLER. Jointly and severally, the Managing Partner, Carlyle A and Carlyle B, also known as the JMB Group.

          1.30  SELLER'S PARTNERSHIP INTERESTS.  This term is defined in
Recital D.

     2.   PURCHASE AND SALE.

          2.1 PURCHASE OF PARTNERSHIP INTERESTS. Subject to the terms and conditions of this Purchase Agreement, and in reliance upon the representations and warranties herein, on the Closing Date, Seller shall sell Seller's Partnership Interests to Buyer, and Buyer shall purchase Seller's Partnership Interests from Seller.

          2.2  PURCHASE PRICE AND PAYMENT.

               2.2.1 AMOUNT. The aggregate purchase price for Seller's Partnership Interests shall be Seven Million Dollars ($7,000,000) (the "Purchase Price"), to be allocated among the parties constituting Seller in proportion to their respective Seller's Partnership Interests, and payable to them in addition to Buyer's payment of the Option Consideration as set forth in the Option Agreement. Seller acknowledges that the Purchase Price, together with the Option Consideration and the Partnership distributions provided for in Section 2.4 below, is the entire consideration to be paid to Seller in connection with the sale of Seller's Partnership Interests, without adjustment for any reason whatsoever, and that Seller shall not be entitled to any other monetary or non-monetary consideration, notwithstanding any Cash held by the Partnership and otherwise available for distribution on the Closing Date, or any changes in the business or prospects of the Partnership, the Business or the Property.

               2.2.2 PAYMENT. Buyer shall pay the Purchase Price to Seller by wire transfer or immediately available funds on the Closing Date.

          2.3  CLOSING.

               2.3.1 PLACE. The Closing shall take place on the Closing Date through escrow ("Escrow") with the Escrow Holder.

               2.3.2 CONDUCT PENDING CLOSING. Throughout the term of this Agreement, the parties shall conduct their affairs and those of the Partnership in accordance with the provisions of Section 2 of the Option Agreement entitled "Conduct during Term of Option." Section 1.2 of the Option Agreement itself so provides, with its statement that, if the Option is duly exercised, then the "term of this Option" is to be deemed to include the period of time from exercise until the Close of Escrow.

          2.4 PARTNERSHIP DISTRIBUTIONS. Seller and Buyer agree that, pursuant to the terms of the Option Agreement, the method of making Partnership distributions during the period from January 1, 1998 until the Close of Escrow is being adjusted.

     3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer as follows:

          3.1 PARTNERSHIP INTERESTS. Seller's Partnership Interests constitute the entire interest in the Partnership, the Business, the Property and the Partnership Property of Seller and of each of the entities constituting Seller.

          3.2 PARTNERSHIP INTEREST OWNERSHIP. Subject only to the terms of the Partnership Agreement, Seller's Partnership Interest is free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, claims, rights of third parties, charges, encumbrances and restrictions of every kind and nature.

          3.3 ENTITY STANDING. The entities constituting Seller -- the Managing Partner, Carlyle A and Carlyle B -- are all duly organized and validly existing under the laws of the State of Illinois, and have all requisite power and authority to carry on their businesses as currently conducted.

          3.4  AUTHORITY.  The entities constituting Seller -- the
Managing Partner, Carlyle A and Carlyle B -- each has the requisite power and authority to enter into this Agreement and to sell its respective Seller's Partnership Interests. All of the entities constituting Seller have taken all such action as may be necessary and proper to authorize this Agreement, their execution and delivery hereof, their consummation of the transactions contemplated hereby and their execution and delivery of each of the documents required to be delivered hereunder. This Agreement has been duly executed and delivered by them and is valid, binding and enforceable against them in accordance with its terms.

          3.5 CONSENTS; CONFLICTS. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions provided hereunder, (i) do not require any third party consent, or notice to any third party, or any permit, authorization or filing with any Governmental Body (other than those the failure of which to obtain would not have a material adverse effect on Buyer), (ii) will not violate the respective charter documents of the entitles constituting Seller (articles of incorporation and bylaws in the case of the Managing Partner, and limited partnership agreements in the case of Carlyle A and Carlyle B), each as the same may have been amended from time to time, and (iii) will not violate, conflict with, result in the breach of, or cause the acceleration of or default under any provision of any material agreement, law, order, arbitration award, judgment or decree to which Seller or any entity constituting Seller is a party (collectively or individually) or by which Seller or any such entity is subject or bound.

          3.6 BROKERS OR FINDERS. Neither Seller, nor any of the entities constituting Seller, nor any of their agents, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payment in connection with this Agreement, and Seller will indemnify and hold Buyer harmless from any such payment alleged to be due by or through Seller as a result of the action of Seller, any of the entities constituting Seller or their agents.

          3.7 LITIGATION. There is not pending or, to the best of Seller's knowledge, threatened, any litigation, proceeding or investigation
(i) relating to Seller's title to Seller's Partnership Interests which may adversely affect the transaction contemplated by this Agreement, or
(ii) relating to Seller in its capacity as a partner in the Partnership which may adversely affect the transaction contemplated by this Agreement, or (iii) relating to Seller in any capacity OTHER THAN as a partner in the Partnership which may materially adversely affect the transaction contemplated by this Agreement.

          3.8 NO UNTRUE STATEMENTS. No representation, warranty or covenant by Seller in this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements therein not misleading.

     4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

          4.1 CORPORATE STANDING. The entities constituting Buyer -- the Co-Partner and TrizecHahnco -- are both duly organized and validly existing under the laws of the State of California, and have all requisite power and authority to carry on their businesses as currently conducted.

          4.2 AUTHORITY. The entities constituting Buyer -- the Co-Partner and TrizecHahnco -- each has the requisite power and authority to enter into this Agreement and to purchase Seller's Partnership Interests. Both of the entities constituting Buyer have taken all such action as may be necessary and proper to authorize this Agreement, their execution and delivery hereof, their consummation of the transactions contemplated hereby and their execution and delivery of each of the documents required to be delivered hereunder. This Agreement has been duly executed and delivered by them and is valid, binding and enforceable against them in accordance with its terms.

          4.3 CONSENTS; CONFLICTS. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions provided hereunder, (i) do not require any third party consent, or notice to any third party, or any permit, authorization or filing with any Governmental Body (other than those the failure of which to obtain would not have a material adverse effect on Seller), (ii) will not violate the articles of incorporation or bylaws of the entitles constituting Buyer, each as the same may have been amended from time to time, and (iii) will not violate, conflict with, result in the breach of, or cause the acceleration of or default under any provision of any material agreement, law, order, arbitration award, judgment or decree to which Buyer or any entity constituting Buyer is a party (collectively or individually) or by which Buyer or any such entity is subject or bound.

          4.4 INVESTMENT REPRESENTATIONS. Buyer represents and warrants that Seller's Partnership Interests are being acquired for Buyer's own account, for investment only, without a view to distribution, as that phrase is interpreted under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the SEC, of all or any part of Seller's Partnership Interests.

          4.5 BROKERS OR FINDERS. Neither Buyer, nor any of the entities constituting Buyer, nor any of their agents, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payment in connection with this Agreement, and Buyer will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer, any of the entities constituting Buyer or their agents.

     5.   DELIVERIES TO ESCROW AND CONDUCT BEFORE CLOSING.

          5.1 DELIVERIES BY SELLER. Prior to the Closing Date, Seller shall deliver to Escrow Holder each of the following (some of which may have previously been deposited with Escrow Holder pursuant to the Option Agreement):

               5.1.1  An Assignment and Assumption of Partnership
Interests duly executed by all of the entities constituting Seller in the form attached hereto as EXHIBIT 1 (the "Assignment of Partnership Interests"). Consistent with its assignment rights in Section 12.3 below, Buyer has elected to have all of Seller's Partnership Interests assigned to Co-Partner (Hahn/Palm Desert, Inc.), and the Assignment of Partnership Interests has been prepared in that manner.

               5.1.2 A Certificate of Amendment of Limited Partnership (Form LP-2) duly executed by all of the entities constituting Seller in the form attached hereto as EXHIBIT 2 (the "Certificate of Amendment").

               5.1.3 An authorization, resolution or written consent action by the board of directors of the Managing Partner in the form attached hereto as EXHIBIT 3, and by those persons authorized by the limited partnership agreements of Carlyle A and Carlyle B to effect a sale of Seller's Partnership Interests in the form attached hereto as EXHIBITS 4 AND 5, respectively, authorizing this Agreement, the execution and delivery hereof, the consummation of the transactions contemplated hereby and the execution and delivery of each of the documents required to be delivered hereunder (the "Authorizing Resolutions").

               5.1.4 A Certificate of Non-Foreign Status, duly executed by each of the entities constituting Seller in the forms attached hereto as EXHIBITS 6, 7 AND 8 (the "Certificates of Non-Foreign Status").

               5.1.5 Any leases, contracts, books, invoices, bills or records of the Partnership regarding the ownership, operation or management of the Property from past years in Seller's possession or control to the extent the same are not in Buyer's possession or control.

               5.1.6 Any other documents or instruments which Buyer or Escrow Holder may reasonably request (provided the same do not materially increase any cost, liability or obligation of a party from that otherwise contemplated herein).

          5.2 DELIVERIES BY BUYER. On the Closing Date, Buyer shall deliver to Escrow Holder each of the following (the Assignment of Partnership Interests executed by Buyer having previously been deposited with Escrow Holder pursuant to the Option Agreement):

               5.2.1 The Purchase Price set forth in Section 2.2.1 above.

               5.2.2 An amount sufficient to pay any Escrow closing costs as determined by Escrow Holder, in Cash or other immediately available funds.

          5.3 COOPERATION AND FURTHER ASSURANCES. Each party to this Agreement agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement (provided the same do not materially increase any cost, liability or obligation of a party from that otherwise contemplated herein).

     6.   CONDITIONS TO CLOSING.

          6.1 FOR BUYER. The obligation of Buyer to consummate the transaction contemplated by this Agreement shall be subject only to the condition that Buyer or Escrow Holder shall have received from Seller all of the documents to be delivered by Seller pursuant to Section 5.1 above.

          6.2 FOR SELLER. The obligation of Seller to consummate the transaction contemplated by this Agreement shall be subject only to the condition that Escrow Holder shall have received from Buyer all of the funds and documents to be delivered by Buyer pursuant to Section 5.2 above, and that Buyer shall have been ready, willing and able to cooperate with Seller in causing the Partnership to deliver the funds to be delivered by the Partnership pursuant to Section 5.3 above.

     7. CLOSING. The terms "Close of Escrow," "Closing" and "Closing Date" are defined in Section 1.8 above. The following provisions shall govern Escrow and the Closing:

          7.1 GENERAL PROVISIONS. The parties hereby approve the "General Provisions" applicable to Escrow Holder attached hereto as EXHIBIT 9.

          7.2 CLOSING PROCEDURES. The closing of the purchase and sale of Seller's Partnership Interests shall take place through Escrow as described in Section 2.3 above. Immediately upon such Closing, Escrow Holder shall disburse the Purchase Price to Seller, and shall deliver to Buyer all of the documents, as originally executed by or on behalf of Seller, deposited into Escrow by Seller pursuant to Section 5.1 above. Any funds deposited by or on behalf of Buyer in excess of the sum of the Purchase Price and Escrow closing costs shall be returned to Buyer.

     8.   CONDEMNATION, DAMAGE OR DESTRUCTION.

          8.1 CONDEMNATION. In the event of a Condemnation of all or any portion of the Property prior to the Closing, Buyer may, at its option, elect not to acquire the Property, by written notice to Seller and Escrow Holder within fifteen (15) days after the date on which such Condemnation commences. If Buyer does so elect, then the Escrow and this Agreement shall be terminated, and all funds and documents held by Escrow Holder shall be returned to the party depositing the same. If Buyer does not so elect, Buyer shall close the purchase, in which case Buyer shall be entitled to all of the Partnership's interest in all proceeds relating to such Condemnation.

          8.2 DAMAGE OR DESTRUCTION. In the event of damage or destruction of the Property prior to the Closing:

               8.2.1 In any case involving Major Damage or Destruction, Buyer may, at its option, elect not to acquire the Property, by written notice to Seller and Escrow Holder within fifteen (15) days after the date on which such Major Damage or Destruction occurs. If Buyer does so elect, then the Escrow and this Agreement shall be terminated, and all funds and documents held by Escrow Holder shall be returned to the party depositing the same. If Buyer does not so elect, Buyer shall close the purchase, in which case Buyer shall be entitled to all of the Partnership's interest in all insurance proceeds relating to such Major Damage or Destruction.

               8.2.2 In any case involving damage or destruction that is not Major Damage or Destruction, Buyer shall close the purchase, and shall be entitled to all of the Partnership's interest in all insurance proceeds relating to such damage or destruction.

        PARTIES' OBLIGATIONS AFTER CLOSING.

          9.1 COOPERATION REGARDING TAX RETURNS. Seller and Buyer shall cooperate, and Buyer shall cause the Partnership to cooperate, in the closing of their books and the proper reporting of items on the tax returns of the Partnership. Nothing contained in this Section 9.1 shall be construed as limiting the responsibility of the Partnership for filing any and all required tax returns. Seller agrees that the Partnership and each of the entities constituting Seller will make an Internal Revenue Code
Section 754 election on both of the Partnership's tax returns for the calendar year in which the Closing occurs.

          9.2 EXPENSES OF PARTIES. Except as specifically set forth in other provisions of this Agreement, all expenses involved in the preparation, authorization and consummation of this Agreement, and all fees and expenses for agents, representatives, counsel and accountants, shall be borne solely by the party who incurs the same. The fees and reimbursable expenses of Escrow Holder shall be born 50% by Seller and 50% by Buyer.

          9.3  INDEMNIFICATION.

               9.3.1 Subject to the terms of Section 12.20 below, Seller covenants and agrees to indemnify, defend and hold Buyer, each of the entities constituting Buyer, and their shareholders, officers, directors, employees, agents, attorneys, representatives, Affiliates, predecessors, successors and assigns (collectively, the "TrizecHahn Indemnified Group") harmless from and against any and all actual liabilities, obligations, damages, losses and expenses, including claims of every kind and nature, whether accrued, absolute, contingent or otherwise, and reasonable attorneys' fees and the costs of defense (in no event, however, to include any consequential or punitive damages) (collectively, "Losses"), incurred by any one or more members of the TrizecHahn Indemnified Group in any action or proceeding arising as a result or by reason of the breach, falsity or failure of the representation and warranty made by Seller in Section 3.2 of the Purchase Agreement only (regarding clear title to Seller's Partnership Interests).

               9.3.2 Buyer covenants and agrees to indemnify, defend and hold Seller, each of the entities constituting Seller, and their shareholders, officers, directors, employees, agents, attorneys, representatives, Affiliates, predecessors, successors and assigns (collectively, the "JMB Indemnified Group") harmless from and against any and all Losses (as defined in Section 9.3.1 above) incurred by any one or more members of the JMB Indemnified Group in any action or proceeding arising as a result or by reason of the breach, falsity or failure of any of Buyer's representations or warranties contained in this Agreement.

          9.4  PROCEDURE FOR INDEMNIFICATION.

               9.4.1 If a party shall seek to claim indemnification pursuant to Section 9.3 above (the "Indemnified Party"), the Indemnified Party shall promptly notify the party obligated to provide such indemnification (the "Indemnifying Party") in writing of such claim, setting forth the nature and amount of the claim in detail. Failure of the Indemnified Party to promptly notify the Indemnifying Party upon discovery of an indemnifiable claim shall not bar the Indemnified Party's claim for indemnification hereunder; provided, however, that the Indemnifying Party's liability hereunder shall be limited to that which would have existed had prompt notice been given, and the Indemnified Party shall be solely responsible for, and shall indemnify the Indemnifying Party from such increased liability that shall have been occasioned by its failure to provide the Indemnifying Party with prompt notice.

               9.4.2 The Indemnifying Party shall promptly notify the Indemnified Party in writing whether or not it intends to defend such third party claim or demand. After the assumption of the defense, the Indemnifying Party shall diligently pursue such defense using counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall not be liable for any legal expenses subsequently incurred by the Indemnifying Party in connection with such defense, but the Indemnified Party may participate in such defense at its own expense. However, if the Indemnifying Party declines or fails or ceases to defend the third party claim or demand (or if its counsel declares itself barred or disqualified from acting on behalf of the Indemnified Party in such matter), the Indemnified Party may assume its own defense through counsel of its own choice and the Indemnified Party's reasonable legal expenses, including, without limitation, legal expenses and costs incurred in connection with collecting any Losses from the Indemnifying Party, shall become part of its Losses subject to indemnification hereunder.

               9.4.3 The Indemnifying Party shall provide, or cause its counsel to provide, to the Indemnified Party monthly reports as to the status of any such defense. The Indemnifying Party shall respond promptly and fully to any inquiries from the Indemnified Party as to any aspect of the defense of any third party claim or demand.

               9.4.4 If a settlement opportunity related to an indemnified claim or demand of a third party is presented, and if the Indemnified Party reasonably objects to the settlement offer, the Indemnifying Party may, at its sole option, pay the amount of settlement under the settlement offer to the Indemnified Party, in which event the Indemnifying Party shall be relieved of all liability related to such indemnified claim or demand and in which event the Indemnified Party shall conduct and defend at its own cost and through counsel of its own choosing, the claim or demand of the third party giving rise to such claim for indemnification.

               9.4.5 Each party shall fully cooperate with the other party and its counsel in the defense or compromise of such claim or demand.

The Indemnifying Party shall not, except with the written consent of the Indemnified Party, consent to the entry of a judgment or settlement which does not include, as a term thereof, the unconditional release of the Indemnified Party and any of its Affiliates named as parties therein from all liability in respect of such third party claim or demand.

     10.  ARBITRATION OF DISPUTES.  ANY CONTROVERSY OR CLAIM ARISING OUT
OF OR RELATING TO THIS AGREEMENT, OR CONCERNING THE BREACH OR INTERPRETATION HEREOF, SHALL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE FOLLOWING PROVISIONS. FOR PURPOSES OF THIS SECTION 10 ONLY, (A) ALL AFFECTED PARTIES WITHIN THE JMB GROUP WILL BE REFERRED TO IN THE SINGULAR AS A "PARTY" AND SHALL JOINTLY TAKE THE PROCEDURAL ACTIONS REQUIRED IN CONNECTION WITH THE ARBITRATION PROCEEDING DESCRIBED BELOW AS THOUGH THEY WERE A SINGLE "PARTY," AND (B) ALL AFFECTED PARTIES WITHIN THE TRIZECHAHN GROUP WILL BE REFERRED TO IN THE SINGULAR AS A "PARTY" AND SHALL JOINTLY TAKE THE PROCEDURAL ACTIONS REQUIRED IN CONNECTION WITH THE ARBITRATION PROCEEDING DESCRIBED BELOW AS THOUGH THEY WERE A SINGLE "PARTY." FOR EXAMPLE, IF ALL SIX PARTIES TO THIS AGREEMENT ARE AFFECTED BY A DEMAND FOR ARBITRATION, THERE WOULD NOT BE SIX ARBITRATORS SELECTED PURSUANT TO
SECTION 10.1 BELOW, BUT ONLY TWO ARBITRATORS -- ONE NAMED BY THE JMB GROUP, AND THE OTHER NAMED BY THE TRIZECHAHN GROUP:

          10.1 THE PARTY SEEKING ARBITRATION SHALL DELIVER A WRITTEN NOTICE OF DEMAND TO RESOLVE DISPUTE (THE "DEMAND") TO THE OTHER PARTY TO THIS AGREEMENT. THE DEMAND SHALL INCLUDE A STATEMENT OF THE PARTY'S CLAIM, THE AMOUNT THEREOF, AND THE NAME OF THE PROPOSED ARBITRATOR, SELECTED FROM THE THEN CURRENT COMMERCIAL OR BUSINESS ARBITRATION LIST OF THE SUPERIOR COURT FOR THE COUNTY OF RIVERSIDE, TO DECIDE THE DISPUTE ("ARBITRATOR"). WITHIN TWENTY (20) DAYS AFTER RECEIPT OF THE DEMAND, THE OTHER PARTY AGAINST WHOM A DEMAND IS MADE SHALL DELIVER A WRITTEN RESPONSE ("RESPONSE") TO THE DEMANDING PARTY. THE RESPONSE SHALL INCLUDE A SHORT AND PLAIN STATEMENT OF THE PARTY'S DEFENSES TO THE CLAIM AND SHALL ALSO STATE WHETHER THE PARTY AGREES TO THE ARBITRATOR CHOSEN BY THE DEMANDING PARTY.

          10.2 IN THE EVENT THE PARTIES CANNOT AGREE ON A SINGLE ARBITRATOR, EACH PARTY SHALL SELECT AN ARBITRATOR FROM THE THEN CURRENT COMMERCIAL OR BUSINESS ARBITRATION LIST OF THE SUPERIOR COURT FOR THE COUNTY OF RIVERSIDE, AND THOSE TWO ARBITRATORS SHALL SELECT A THIRD ARBITRATOR FROM THE THEN CURRENT COMMERCIAL OR BUSINESS ARBITRATOR LIST OF THE SUPERIOR COURT OF THE COUNTY OF RIVERSIDE. ANY ARBITRATION SHALL BE HELD IN A MUTUALLY AGREEABLE LOCATION IN PALM SPRINGS, CALIFORNIA.

          10.3 THE PARTIES SHALL BE ENTITLED TO FULL RIGHTS OF DISCOVERY AS SET FORTH IN THE CODE OF CIVIL PROCEDURE FOR CIVIL ACTIONS TRIED IN THE SUPERIOR COURTS OF THE STATE OF CALIFORNIA. ALL DISCOVERY SHALL BE COMPLETED WITHIN SIXTY (60) DAYS FOLLOWING SELECTION OF THE ARBITRATORS.

          10.4 THE ARBITRATORS' POWERS SHALL BE LIMITED AS FOLLOWS: THE ARBITRATORS SHALL FOLLOW THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA, INCLUDING RULES OF EVIDENCE. HIS/HER/THEIR DECISION SHALL BE SUPPORTED BY SUBSTANTIAL EVIDENCE AND OTHER LIKE PROVISIONS. THE GROUNDS FOR CORRECTION, VACATION OR CONFIRMATION SHALL BE LIMITED TO THOSE CONTAINED IN CODE OF CIVIL PROCEDURE SECTIONS 1286.2 AND 1286.6.

          CONDUCTED ON CONSECUTIVE DAYS, EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS, UNTIL THE COMPLETION OF THE HEARINGS.

          10.6 IN CONNECTION WITH ANY ARBITRATION PROCEEDINGS COMMENCED HEREUNDER, ANY PARTY SHALL HAVE THE RIGHT TO JOIN ANY THIRD PARTIES IN SUCH PROCEEDINGS IN ORDER TO RESOLVE ANY OTHER DISPUTES, THE FACTS OF WHICH ARE RELATED TO THE MATTERS SUBMITTED FOR ARBITRATION HEREUNDER.

          10.7 THE ARBITRATORS SHALL RENDER HER/HIS/THEIR DECISION CONCERNING THE SUBSTANTIVE ISSUE(S) IN DISPUTE IN WRITING. IF THE PARTIES FAIL TO AGREE ON A SINGLE ARBITRATOR AND THE THREE ARBITRATORS SELECTED CANNOT AGREE AS TO THEIR DECISION, THEN THE JOINT DECISION OF ANY TWO OF THE THREE ARBITRATORS SHALL BE CONTROLLING. THE WRITTEN DECISION SHALL BE SENT TO THE PARTIES NO LATER THAN THIRTY (30) DAYS FOLLOWING THE LAST HEARING DATE.

          10.8 IF ANY OF THE PROVISIONS RELATING TO ARBITRATION ARE NOT ADHERED TO OR COMPLIED WITH, EITHER PARTY MAY PETITION THE CALIFORNIA SUPERIOR COURT, RIVERSIDE COUNTY, FOR APPROPRIATE RELIEF.

          10.9 IN THE EVENT THE PARTIES PROCEED WITH ARBITRATION, EACH PARTY AGREES TO USE ITS BEST EFFORTS TO HAVE THE JUDGMENT OR DETERMINATION OF THE ARBITRATORS RENDERED WITHIN NINETY (90) DAYS OF THE DATE OF DELIVERY OF THE REQUEST THAT SUCH ARBITRATION BE COMMENCED. THE PARTIES AGREE TO BE BOUND BY THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION.

          10.10 NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THIS "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

          10.11 WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

     _____/_____/_____             _____/_____
     SELLER'S                      BUYER'S
     INITIALS                      INITIALS

     11.  MUTUAL RELEASES.

          11.1 TRIZECHAHN RELEASE. Effective upon the Close of Escrow, the TrizecHahn Group, for themselves and their shareholders, officers, directors, employees, agents, attorneys, representatives, Affiliates, predecessors, successors and assigns (collectively, the "TrizecHahn Release Group"), fully and forever release and discharge the JMB Group, and each of them, and their respective shareholders, officers, directors, employees, agents, attorneys, representatives, Affiliates, predecessors, successors and assigns (collectively, the "JMB Release Group"), of and from any and all claims, debts, demands, actions, and causes of actions, suits, costs, damages, expenses, accounts, covenants, contracts, controversies, agreements, promises and liabilities whatsoever, both in law and in equity, which they may now have or ever may have had or may have in the future against the JMB Release Group, and each of them, for all matters relating to, or arising from (i) the Partnership, the Partnership Agreement, the Management Agreement, the Partnership Interests or the Partnership Property, (ii) the ownership, management and operation of the Property and Partnership Property at any time whatsoever, whether before, during or after the Close of Escrow, (iii) the conduct of the JMB Release Group, and each of them at any time whatsoever, whether before, during or after the Close of Escrow, with respect to the Partnership, the Partnership Agreement, the Management Agreement, the Partnership Interests or the Partnership Property, and (iv) any breach or alleged breach of the Option Agreement or this Agreement; BUT SPECIFICALLY EXCLUDING from the foregoing release and discharge only (a) claims based upon the representations, warranties, indemnities and further assurances specifically set forth in Sections 3, 5.3 and 9.3 of this Agreement, which by the terms of Section
12.20 below are to survive the execution and delivery hereof, the consummation of the transactions contemplated hereby and the transfer and delivery of Seller's Partnership Interests, and (b) claims by Buyer referred to in Section 12.20.1 and 12.20.2 below.

          11.2 JMB RELEASE. Effective upon the Close of Escrow, the JMB Group, for themselves and for the JMB Release Group, and each of them, fully and forever release and discharge the TrizecHahn Release Group, and each of them, of and from any and all claims, debts, demands, actions, and causes of actions, suits, costs, damages, expenses, accounts, covenants, contracts, controversies, agreements, promises and liabilities whatsoever, both in law and in equity, which they may now have or ever may have had or may have in the future against the TrizecHahn Release Group, and each of them, for all matters relating to, or arising from (i) the Partnership, the Partnership Agreement, the Management Agreement, the Partnership Interests or the Partnership Property, (ii) the ownership, management and operation of the Property and Partnership property at any time whatsoever, whether before, during or after the Close of Escrow, (iii) the conduct of the TrizecHahn Release Group, and each of them at any time whatsoever, whether before, during or after the Close of Escrow, with respect to the Partnership, the Partnership Agreement, the Management Agreement, the Partnership Interests or the Partnership Property, and (iv) any breach or alleged breach of the Option Agreement or this Agreement; BUT SPECIFICALLY EXCLUDING from the foregoing release and discharge only those certain claims that are based upon the representations, warranties, indemnities and further assurances specifically set forth in Sections 4, 5.3 and 9.3 of this Agreement, which by the terms of Section 12.20 below are to survive the execution and delivery hereof, the consummation of the transactions contemplated hereby and the transfer and delivery of Seller's Partnership Interests.

          11.3 CIVIL CODE SECTION 1542. All rights under Section 1542 of the Civil Code of the State of California, and under any and all similar laws of any State, are hereby expressly waived. Each party is aware that
Section 1542 of the Civil Code provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE
CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     12.  MISCELLANEOUS PROVISIONS.

          12.1  NOTICE AND CURE RIGHTS.

               12.1.1 If any party (a "Defaulting Party") defaults under any term, condition or provision of this Agreement, then any other party (a "Non-Defaulting Party"), after delivery of ten (10) days' written notice to the Defaulting Party specifically describing the default (the "Default Notice"), and after the Defaulting Party's failure to cure such default within the ten (10) day period, (i) may declare an event of default ("Event of Default"), and, (ii) subject to this Sections 12.1.2, 12.2,
12.10 and 12.20 below, may pursue its remedies as set forth in this Agreement; provided, however, in no event shall Seller be obligated to extend the Closing Date to accommodate any cure hereunder or under Section
12.1.2 below.

               12.1.2 If Buyer or any party within the TrizecHahn Group is the party to whom such a Default Notice is given, then Seller shall NOT be entitled to terminate this Agreement or the escrow (and any previous notice from Seller purporting to exercise that right shall be deemed to be stayed), and Seller shall be obligated to close the escrow on Buyer's purchase of Seller's Partnership Interests, notwithstanding such Event of Default, unless both of the following conditions are met:

               (a) The Event of Default declared by Seller is material; and

               (b) Buyer or the party within the TrizecHahn Group to whom such a Default Notice is given (i) fails to commence to cure the default described in the Default Notice within the ten (10) day period specified in Section 4.3.1, and also (ii) fails to close escrow on the exercised Option by the Scheduled Closing Date. Regarding Clause (i) above, to the extent the default is of a nature which cannot be cured within the ten (10) day period specified in Section 4.3.1, if Buyer commences to cure the default within the said ten (10) day period, but thereafter fails to prosecute such cure diligently toward completion throughout the period from such commencement to the Close of Escrow, then the condition required under Clause (i) will be deemed to have failed.

          12.2 REFRAINING FROM LEGAL PROCEEDINGS. Each party agrees that, during the term of this Agreement, it shall not (i) commence, join in, prosecute or participate in any suit, arbitration or other proceeding in a position which is adverse to any other parties arising directly or indirectly from the transactions contemplated by this Agreement or in any way relating to the Property, the Partnership Agreement or its management, or (ii) terminate, or attempt to terminate, this Agreement, without in each instance first giving to the other parties the Default Notice and opportunity to cure described in Section 12.1 above.

          12.3 ASSIGNMENT. No party may assign its rights or obligations under this Purchase Agreement without receipt of the other parties' prior written consent; provided, however that Buyer may assign its rights and obligations hereunder concurrently with Close of Escrow hereunder to any Affiliate of Buyer, without the consent of Seller.

          12.4 AMENDMENT, MODIFICATION AND WAIVER. No amendment, modification or waiver of this Purchase Agreement or any part hereof shall be valid or effective unless in writing and signed by the party sought to be charged therewith. No waiver of any breach or condition of this Purchase Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. No course of dealing between the parties hereto will be deemed effective to amend, modify or discharge any part of this Purchase Agreement or the rights or obligations of any party hereunder.

          12.5 PARTIAL INVALIDITY. If any provision of this Purchase Agreement shall be held by competent authority to be invalid or unenforceable, such provision shall be construed so as to be limited or reduced to be enforceable to the maximum extent compatible with the law as it shall then appear. The total invalidity or unenforceability of any particular provision of this Purchase Agreement shall not affect the other provisions hereof, and this Purchase Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

          12.6 NO THIRD PARTY BENEFICIARY. Except as expressly provided in Sections 9.3 and 9.4 above (related to indemnification) and in Section 11 above (entitled Mutual Releases), no person or entity shall be deemed to be a third party beneficiary hereof, and nothing in this Purchase Agreement (either expressed or implied) is intended to confer upon any other person or entity any rights, remedies, obligations or liabilities under or by reason of this Purchase Agreement.

          12.7 NOTICES. Any notice or other communication required or permitted under this Purchase Agreement shall be in writing and shall be deemed to have been duly given (i) upon personal delivery, (ii) on the third day after the date of mailing by United States registered or certified mail, postage prepaid, return receipt requested, (iii) on the first day following delivery to a nationally recognized United States overnight courier service, fee prepaid, return receipt or other confirmation of delivery requested, or (iv) upon confirmation of receipt by fax. Any such notice or communication shall be addressed as set forth below, or to such other address as may be designated by a party in a notice given to all other parties in accordance with the provisions of this
Section 12.

          ADDRESS FOR NOTICES TO SELLER (MANAGING PARTNER, CARLYLE A AND/OR CARLYLE B):

               JMB Realty Corporation
               900 North Michigan Avenue
               Chicago, Illinois 60611-1575
               Attn:  Mr. Glenn Emig
               Telephone:  (312) 915-2350
               Facsimile:  (312) 915-2310

               WITH A COPY TO:

               Pircher, Nichols & Meeks
               1999 Avenue of the Stars
               26th Floor
               Los Angeles, California  90067
               Attention:  Gary M. Laughlin
               Telephone:  (310) 201-8907
               Facsimile:  (310) 201-8922

          ADDRESS FOR NOTICES TO BUYER (CO-PARTNER AND/OR
TRIZECHAHNCO):

               TrizecHahn Centers Inc.
               4350 La Jolla Village Drive, Suite 400
               San Diego, California 92122-1233
               Attn:  Mr. Andrew A. L. Blair
               Telephone:  (619) 546-3494
               Facsimile:  (619) 546-3497

               WITH A COPY TO:

               TrizecHahn Centers Inc.
               4350 La Jolla Village Drive, Suite 400
               San Diego, California 92122-1233
               Attn:  Ms. Susan G. Kanfer
               Telephone:  (619) 546-3375
               Facsimile:  (619) 546-3413

          ADDRESS FOR NOTICES TO ESCROW HOLDER:

               Stewart Title of California, Inc.
               7676 Hazard Center Drive, 7th Floor
               San Diego, California 92108
               Attn:  Ms. Juliet Martinez
               Telephone:  (619) 692-1600
               Facsimile:  (619) 298-4033


          12.8  TIME OF ESSENCE.  Time is of the essence to this Purchase
Agreement.

          12.9 GOVERNING LAW. This Purchase Agreement shall be governed, construed and enforced in accordance with the laws of the State of California.

          12.10 REMEDIES. Except as otherwise expressly provided herein, no remedy conferred upon a party by this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute; provided, however, that if the transactions hereunder shall fail to close and Seller shall be in default hereunder, then (i) Buyer shall be entitled only to specifically enforce this Agreement, and to such ancillary damages as may be awarded in connection with such an action for specific enforcement, but if specific enforcement is determined in the legal proceeding to be impossible to effect by reason of Seller's default, then Buyer shall be entitled to such alternative remedies (in no event, however, to include any consequential or punitive damages) as may be found in the legal proceeding to be appropriate, which alternative remedies shall include, without limitation, a refund to Buyer of its Option Consideration, and
(ii) no other actions for damages (including, without limitation, actions for consequential or punitive damages) shall be permitted as a result of such default by Seller.

          12.11 ATTORNEYS' FEES. In the event of any controversy, claim or dispute between the parties arising from or related to this Purchase Agreement or the breach hereof, the prevailing party shall be entitled to recover from the losing parties its reasonable costs, expenses and attorneys' fees.

          12.12 EXPENSES OF PARTIES. Except as specifically set forth in other provisions of this Purchase Agreement, all expenses involved in the preparation, authorization and consummation of this Purchase Agreement, including, without limitation, all fees and expenses for agents, representatives, counsel and accountants, shall be borne solely by the party who incurs the same, and the other parties shall have no liability with respect thereto.

          12.13 FURTHER ASSURANCES. The parties agree to take such further actions and to execute such additional documents and instruments as may be reasonably required in order to more effectively carry out the terms of this Purchase Agreement and the intentions of the parties.

          12.14 HEADINGS. The headings contained in this Purchase Agreement are inserted for convenience only and do not constitute a part of this Purchase Agreement.

          12.15 GENDER. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular of nouns, pronouns and verbs shall include the plural and vice versa.

          12.16 FAIR MEANING. This Purchase Agreement shall be construed according to its fair meaning, the language used shall be deemed the language chosen by the parties hereto to express their mutual intent, and no presumption or rule of strict construction will be applied against any party hereto.

          12.17 BINDING EFFECT. This Purchase Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

          12.18 COUNTERPARTS AND FACSIMILES. This Purchase Agreement may be executed in multiple copies, each of which will be deemed an original, but all of which will constitute one Purchase Agreement after each party has signed such a counterpart. An executed counterpart may be delivered by transmission of a facsimile copy, promptly followed by delivery of the original in accordance with this Purchase Agreement, and in such a case, delivery shall be deemed effective upon transmission of the facsimile copy.

          12.19 ENTIRE AGREEMENT. This document contains the entire agreement between the parties related to the purchase and sale of Seller's Partnership Interests and supersedes any prior understandings, memoranda and other written or oral agreements between or among any of them respecting the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between or among any of the parties relating to the subject matter of this Purchase Agreement which are not fully expressed herein.

          12.20  LIMITATION ON LIABILITY; SURVIVAL OF CLAIMS.

               12.20.1 If, PRIOR TO the Close of Escrow, Buyer gives written notice to Seller stating that Buyer has become aware of a breach or default by Seller with respect to the representations and warranties made by Seller in Section 3.2 of this Purchase Agreement only (regarding clear title to Seller's Partnership Interests), and such notice is later determined to have been substantially correct, then Buyer shall be entitled to all remedies against Seller permitted by this Agreement, which shall survive the Close of Escrow, without being subject to the limitations set forth in the remainder of Sections 12.20.1, 12.20.2 or 12.20.3. The intent of the parties is that, as to that particular matter, if it becomes known to and is asserted in writing by Buyer PRIOR TO the Close of Escrow, Buyer should not be deprived of the full benefit of its bargain pursuant to this Agreement.

               12.20.2  In contrast, in connection with all
claims asserting a breach or default by Seller under this Agreement, the Option Agreement or any other document executed or delivered in connection herewith OTHER THAN claims covered by Section 12.20.1 above, whether Buyer (i) first gives written notice asserting such other claims PRIOR TO the Close of Escrow (as to a matter not covered by Section 12.20.1 above) or (ii) first gives notice ON OR AFTER the Close of Escrow, including, without limitation, all claims based upon representations, warranties, indemnities and further assurances under this Agreement, the Option Agreement or any other document executed or delivered in connection herewith which survive the Close of Escrow and as to which Buyer's claim of breach or default is first given
ON OR AFTER the Close of Escrow (collectively, the "Capped Claims"), the following limitations shall apply:

                    (a) The aggregate liability of Seller arising with respect to such Capped Claims shall not exceed $300,000, notwithstanding anything to the contrary contained herein (and without limitation on any of the other limitations on liability or remedies contained in this Agreement).

                    (b) The Capped Claims shall survive the exercise of the Option, the consummation of the transactions contemplated thereby and the transfer and delivery of Seller's Partnership Interests pursuant to this Agreement for a period (the "Survival Period") lasting only until December 1, 1998, at which time they shall terminate, except as to claims asserted by Buyer to Seller in writing on or before December 1, 1998 and on which arbitration or litigation is commenced by December 31, 1998
(if not resolved by then). The claims described in the exception clause in the preceding sentence shall survive until finally resolved.

               12.20.3 The provisions of this Section 12.20.3 shall be of no concern to the Escrow Holder.

                    (a) Seller shall retain reserves of at least $300,000 at the time of closing under this Agreement, and, until the expiration of the Survival Period, Seller shall not distribute the same to its partners, but shall only utilize such retained funds for the payment of the Capped Claims or for the payment of attorneys' fees of Seller (including any amounts incurred in connection with resolving or defending any claim of liability for the Capped Claims). The fact that Seller may expend such reserves in part for the payment of attorneys' fees of Seller in no way diminishes Buyer's right under Section 12.20.2 above to recover up to $300,000 from Seller for the Capped Claims.

                    (b)  Notwithstanding the foregoing,
(i) if Seller or a liquidating trust or other similar successor-in-interest established by Seller shall fail to retain such reserves of at least $300,000 at the time of closing, or (ii) if during the Survival Period, Seller (or such successor-in-interest as aforesaid) shall utilize such reserves for any purpose other than the payment of the Capped Claims or attorneys' fees (including amounts for resolving or defending claims as aforesaid), or (iii) if for any other reason (including, without limitation, the payment of attorneys' fees or amounts for resolving or defending claims as aforesaid), all of Buyer's claims against Seller for the Capped Claims are finally resolved and the aggregate amount to which Buyer is entitled pursuant to such final resolution (not to exceed $300,000 in the aggregate) (collectively, the "Final Award in Favor of Buyer") exceeds the aggregate amount actually paid by Seller (or such successor-in-interest as aforesaid) to Buyer from its (or their) reserves in satisfaction of the Final Award in Favor of Buyer, then in any such case, Buyer may look to the assets of JMB Realty
Corporation, as the general partner of Seller, for the payment of the Final Award in Favor of Buyer;
provided, however, that the aggregate liability of JMB Realty Corporation in connection therewith shall not exceed the lesser of:

                    --   $300,000; or

                    --   The difference between (x) the Final Award in Favor
of Buyer, and (y) the aggregate amount actually paid by Seller (or such successor-in-interest as aforesaid) to Buyer from its (or their) reserves in satisfaction of the Final
Award in Favor of Buyer.

For example, if Seller properly retains a reserve of $300,000 at the time of closing, Seller properly expends $200,000 from that reserve for its own attorneys' fees in resolving or defending a claim against its reserves, a Final Award in Favor of Buyer in the amount of $300,000 is nevertheless entered against Seller, and Seller actually pays to Buyer the entire $100,000 then remaining in Seller's reserve, then Buyer may recover from JMB Realty
Corporation the remaining $200,000 that is unpaid and owed on the Final Award in Favor of Buyer.

               12.20.4 No constituent partner in or agent of Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in Seller (including, but not limited to, JMB Realty Corporation, except for the limited extent to which Buyer may look to the assets of JMB Realty Corporation pursuant to Sections 12.20.1 or 12.20.3 above), shall have any personal liability, directly or indirectly, under or in connection with this Agreement, the Option Agreement or any agreement made or entered into pursuant hereto or thereto, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the reserves referred to in Section 12.20.3 above, to offsets against any undelivered portion of the Purchase Price and to Seller's other assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent partner of Seller), nor any obligation of any constituent partner in Seller (or in any other constituent partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or partner's obligation to restore or contribute).

     IN WITNESS WHEREOF, the parties hereto have duly executed this Purchase Agreement as of the date first set forth above.

               SELLER:

               CARLYLE/PALM DESERT, INC.,
               an Illinois corporation

               By:
               Name:
               Title:

               By:
               Name:
               Title:


               CARLYLE REAL ESTATE LIMITED
               PARTNERSHIP-XVI,
               an Illinois limited partnership

               By:  JMB REALTY CORPORATION,
                    a Delaware corporation,
                    General Partner

                    By:
                    Name:
                    Title:

                    By:
                    Name:
                    Title:


               CARLYLE REAL ESTATE LIMITED
               PARTNERSHIP-XVII,
               an Illinois limited partnership

               By:  JMB REALTY CORPORATION,
                    a Delaware corporation,
                    General Partner

                    By:
                    Name:
                    Title:

                    By:
                    Name:
                    Title:


               BUYER:

               HAHN/PALM DESERT, INC.,
               a California corporation

               By:
               Name:
               Title:

               By:
               Name:
               Title:


               TRIZECHAHN CENTERS INC.,
               a California corporation

               By:
               Name:
               Title:

               By:
               Name:
               Title:

CONSENT OF ESCROW HOLDER
------------------------


          Stewart Title of California, Inc., the Escrow Holder under this Agreement, hereby consents to the opening of Escrow pursuant to the terms of this Agreement.

          Date: _______________, 19___

                    Stewart Title of California, Inc.

                    By:
                    Name:
                    Title: